                                                                    EXHIBIT 2.01

________________________________________________________________________________

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                        CARLISLE EQUIPMENT GROUP, L.P.,

                             THE SELLERS LISTED ON
                            THE SCHEDULE OF SELLERS

                                      AND

                         THE CURRENT OWNERS LISTED ON
                        THE SCHEDULE OF CURRENT OWNERS

                                      AND

                      THE OTHER PARTIES SET FORTH HEREIN



                           DATED AS OF JUNE 30, 1999

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                    Page
ARTICLE 1. PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES; CLOSING.......      1
     1.01      Purchase and Sale...............................................      1
     1.02      The Closing.....................................................      7
     1.03      Purchase Price Adjustment.......................................      7

ARTICLE 2. CONDITIONS TO THE PURCHASER'S OBLIGATIONS...........................     11
     2.01      Representations and Warranties; Covenants.......................     11
     2.02      Amendment of Limited Partnership Agreement......................     11
     2.03      Amendment to the Securityholders Agreement......................     11
     2.04      Amendment to the Registration Agreement.........................     11
     2.05      Employment Agreement............................................     11
     2.06      Financing Arrangements..........................................     11
     2.07      Opinion of the Sellers' and the Current Owners' Counsel.........     12
     2.08      Real Estate Leases..............................................     12
     2.09      Material Adverse Change.........................................     12
     2.10      Proceedings.....................................................     12
     2.11      Compliance with Applicable Laws.................................     12
     2.12      Filings.........................................................     12
     2.13      Consents and Approvals..........................................     13
     2.14      Payoff Letters and Releases.....................................     13
     2.16      Waiver..........................................................     14

ARTICLE 3. CONDITIONS TO THE SELLERS' OBLIGATIONS..............................     14
     3.01      Representations and Warranties; Covenants.......................     14
     3.02      Amendment of Limited Partnership Agreement......................     14
     3.03      Amendment to the Securityholders Agreement......................     14
     3.04      Amendment to the Registration Agreement.........................     14
     3.05      Employment Agreements...........................................     14
     3.06      Lease Agreements................................................     14
     3.07      Filings.........................................................     14
     3.08      Proceedings.....................................................     14
     3.09      Compliance with Applicable Laws.................................     15
     3.10      Consents and Approvals..........................................     15
     3.12      Opinion of the Purchaser's Counsel..............................     15
     3.13      Waiver..........................................................     15

ARTICLE 4. PRE-CLOSING COVENANTS AND AGREEMENTS................................     16
     4.01      General.........................................................     16
     4.02      Notices and Consents............................................     16
     4.03      Affirmative Covenants of the Current Owners and the Sellers.....     16

     4.04      Negative Covenants of the Current Owners and the Sellers.....................   17
     4.05      Full Access..................................................................   18
     4.06      Notice of Material Developments..............................................   18
     4.07      Exclusivity..................................................................   18
     4.08      Actions with Respect to Ownership Interests..................................   19
     4.09      Real Estate Matters..........................................................   19
     4.10      Financial Information........................................................   19
     4.11      Tax Distributions............................................................   20

ARTICLE 5. REPRESENTATION AND WARRANTIESCONCERNING THE SELLERS..............................   20
     5.01      Organization.................................................................   20
     5.02      Authorization................................................................   20
     5.03      Capitalization and Related Matters...........................................   20
     5.04      Noncontravention.............................................................   21
     5.05      Brokerage....................................................................   21
     5.06      Subsidiaries and Investments.................................................   21
     5.07      Financial Statements.........................................................   22
     5.08      Undisclosed Liabilities......................................................   22
     5.09      Legal Compliance.............................................................   22
     5.10      Tangible Assets..............................................................   23
     5.11      Title to Personal Property...................................................   23
     5.12      Title to Real Property.......................................................   24
     5.13      Litigation...................................................................   24
     5.14      Contracts....................................................................   24
     5.15      Tax Matters..................................................................   25
     5.16      Intellectual Property........................................................   27
     5.17      Insurance....................................................................   29
     5.18      Labor and Employment Matters.................................................   29
     5.19      Employee Benefits............................................................   30
     5.20      No Material Adverse Change...................................................   30
     5.21      Events Subsequent to Most Recent Fiscal Year End.............................   32
     5.22      Environment, Health and Safety Matters.......................................   32
     5.23      Affiliated Transactions......................................................   34
     5.24      Names and Locations..........................................................   35
     5.25      Suppliers and Customers......................................................   35
     5.26      Seller Transactions..........................................................   35
     5.27      Enterprise Zone Exemption....................................................   36
     5.28      Disclosure...................................................................   36
     5.29      Closing Date.................................................................   36

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE CURRENT OWNERS.............................   36
     6.01      Power and Authority                                                             37
     6.02      Execution; No Breach.........................................................   37
     6.03      Title to Capital Stock.......................................................   37

     6.04      Brokerage....................................................................    37
     6.05      Seller Transactions..........................................................    37
     6.06      Closing Date.................................................................    37

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................    38
     7.01      Organization, Power and Authority............................................    38
     7.02      Authorization; No Breach.....................................................    38
     7.03      Capitalization...............................................................    38
     7.04      Noncontravention.............................................................    39
     7.05      Subsidiaries and Investments.................................................    39
     7.06      Litigation...................................................................    39
     7.07      No ACR Material Adverse Change...............................................    40
     7.08      Affiliated Transactions......................................................    40
     7.09      SEC Reports..................................................................    40
     7.10      Brokerage....................................................................    40
     7.11      Closing Date.................................................................    40

ARTICLE 8. ADDITIONAL AGREEMENTS............................................................    40
     8.01      Indemnification..............................................................    40
     8.02      Dispute Settlement...........................................................    47
     8.03      Noncompete and Nonsolicitation...............................................    49
     8.04      Powers of Attorney...........................................................    50
     8.05      Replacement of the Current Owner Representative..............................    52
     8.06      Actions of the Current Owner Representative; Liability of the
               Current Owner Representative.................................................    52
     8.07      Sellers' Name Changes........................................................    52
     8.08      Employees....................................................................    53
     8.09      Third Party Consents.........................................................    54
     8.10      Bulk Sales Law...............................................................    54
     8.11      Multiemployer Plan...........................................................    54

ARTICLE 9. DEFINITIONS......................................................................    56

ARTICLE 10. TERMINATION.....................................................................    60
     10.01     Termination of the Agreement.................................................    60
     10.02     Limitations; Effect..........................................................    61

ARTICLE 11.    MISCELLANEOUS................................................................    61
     11.01     Expenses.....................................................................    61
     11.02     Press Release and Announcements..............................................    61
     11.03     Further Assurances...........................................................    61
     11.04     Confidentiality..............................................................    61
     11.05     Entire Agreement.............................................................    62
     11.06     Counterparts.................................................................    62

     11.07     Headings.....................................................................    62
     11.08     Notices......................................................................    62
     11.09     Governing Law................................................................    64
     11.10     Amendments and Waivers.......................................................    64
     11.11     Construction.................................................................    64
     11.12     Remedies.....................................................................    64
     11.13     Binding Agreement; Assignment................................................    64
     11.14     Severability.................................................................    65
     11.15     Parties in Interest..........................................................    65
     11.16     Guarantee....................................................................    65

                                   EXHIBITS


Exhibit A      -    Amended and Restated Limited Partnership Agreement of
                    Holdings
Exhibit B      -    Amendment to the Securityholders Agreement
Exhibit C      -    Amendment to the Registration Agreement
Exhibit D-1    -    Agreement with Wayne Carlisle
Exhibit D-2    -    Employment Agreement with Bryan Carlisle
Exhibit D-3    -    Employment Agreement with Gary Strassel
Exhibit D-4    -    Employment Agreement with Robert Carlisle
Exhibit E      -    Form of Opinion of the Sellers' and the Current Owners'
                    Counsel
Exhibit F-1    -    Lease Agreement with respect to Wilder Facility
Exhibit F-2    -    Lease Agreement with respect to the Dayton Facility
Exhibit F-3    -    Lease Agreement with respect to the Indianapolis Facility
Exhibit F-4    -    Lease Agreement with respect to the Orlando Facility
Exhibit F-5    -    Lease Agreement with respect to the Hebron Facility
Exhibit G      -    Form of Opinion of the Purchaser's Counsel

                                   SCHEDULES
                                   ---------

Schedule of Sellers
Schedule of Current Owners
Machinery, Equipment and Vehicles Schedule
Excluded Assets Schedule
Assumed Employee Benefit Plans Schedule
Excluded Benefits Schedule
Boats Schedule
Allocation Schedule
Organization Schedule
Capitalization Schedule
Noncontravention Schedule
Subsidiaries Schedule
Financial Statements Schedule
Undisclosed Liability Schedule
Legal Compliance and Permits Schedule
Assets Schedule
Liens Schedule
Real Property Schedule
Litigation Schedule
Contracts Schedule
Taxes Schedule
Intellectual Property Schedule
Insurance Schedule
Labor Schedule
Employee Benefits Schedule
Subsequent Events Schedule
Political Contributions Schedule
Environmental and Safety Matters Schedule
Affiliated Transactions Schedule
Names and Locations Schedule
Suppliers and Customers Schedule
Holdings Schedule
Purchaser Noncontravention Schedule
Holdings Subsidiaries Schedule
Purchaser Litigation Schedule
ACR Affiliated Transactions Schedule
Noncompete Schedule
Capital Expenditure Schedule
Use of the Carlisle Name Schedule
Excluded Employee Schedule
Deductions Schedule

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of June
                                               ---------
30, 1999, by and among Carlisle Equipment Group, L.P., a Delaware limited partnership (the "Purchaser"), the Persons listed on the Schedule of Sellers
                  ---------                              -------------------
attached hereto (collectively referred to herein as the "Sellers" and
                                                         -------
individually as a "Seller"), the Persons listed on the Schedule of Current
                   ------                              -------------------
Owners attached hereto (collectively referred to herein as the "Current Owners"
------                                                          --------------
and individually as a "Current Owner"), solely for purposes of Sections 1.01(g)
                       -------------                           ----------------
and 11.16 hereof, Anthony Crane Rental, L.P., a Pennsylvania limited partnership
---------
("ACR"), solely for purposes of Section 1.01(g) hereof, Anthony Crane Rental
  ---                           ---------------
Holdings, L.P., a Delaware limited partnership ("Holdings") and solely for
                                                 --------
purposes of Sections 8.03 and 11.04(b), Robert Carlisle and Bryan Carlisle.  The
            --------------------------
Purchaser, the Sellers and the Current Owners are collectively referred to herein as the "Parties." Except as otherwise indicated herein, capitalized
               -------
terms used herein are defined in Article 9.
                                 ---------

          WHEREAS, each Seller is engaged in the businesses set forth beside such Seller's name on the Schedule of Sellers and in the aggregate such
                          -------------------
businesses are referred to herein as the "Businesses."
                                          ----------

          WHEREAS, the Current Owners (other than Wayne Carlisle) own beneficially and of record 100% of the issued and outstanding shares of capital stock of Carlisle Construction Co., Inc. (the "Parent");
                                               ------

          WHEREAS, the Parent and Carlisle Investments, Inc. ("Investments") own beneficially and of record 100% of the outstanding equity interests in all of the other Sellers; and

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to acquire from each of the Sellers, and each of the Sellers desires to sell to the Purchaser, substantially all of its assets and properties (operating as a going concern), including all assets and properties required to conduct, and currently used in conducting, the Business of each such Seller, except for the Excluded Assets (as defined in Section
                                                                   -------
1.01(b) below).
-------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties, intending to be legally bound, agree as follows:


                                  ARTICLE 1.
         PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES; CLOSING

          1.1  Purchase and Sale.
               -----------------

          (a)  Acquired Assets. Upon the terms and subject to the conditions set
               ---------------
forth in this Agreement, at the Closing each of the Sellers shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from each of the Sellers, all properties, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed, owned by each such Seller as of the Closing Date, including, without limitation, all of such Seller's assets and properties (operating as a going concern) required to conduct, and currently used in conducting, the Business of such Seller (collectively, the "Acquired Assets"); provided, however, that the
                                ---------------    --------
Sellers shall retain and not transfer to the Purchaser the Excluded Assets (as defined below in Section 1.01(b)). The Acquired Assets shall include, without
                 ---------------
limitation the following, except to the extent solely related to the Excluded
Assets:

               (i) all accounts and notes receivables (whether current or noncurrent);

               (ii)   all cash and cash equivalents;

               (iii)  all Related Entity Receivables (as defined in Section 5.23
                                                                    ------------
     below);

               (iv) all Intellectual Property, along with all income, royalties, damages and payments due or payable as of the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world;

               (v) all of the Sellers' rights existing under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, accounts receivable, other agreements and business arrangements, including, without limitation, all contracts and agreements described on the Contracts Schedule attached hereto;
                      ------------------

               (vi) all machinery, rental equipment, all other equipment (whether held for sale or not), automobiles and automotive equipment, trucks, trailers, other vehicles, fixtures, trade fixtures, tools, dies, furniture and computers and related software, source codes and documentation owned by the Sellers wherever located, including, without limitation, all such items which are located in any building, warehouse, office or other space leased, owned or occupied by the Sellers or used in connection with the operation of the Businesses, including, without limitation, all machinery, equipment and vehicles set forth on the Machinery, Equipment and Vehicles Schedule attached hereto, except for any
     ------------------------------------------
     such items which are specifically identified as Excluded Assets;

               (vii) all inventories of work in process, semi-finished and finished goods, stores, replacement and spare parts, equipment held for resale, packaging materials, operating supplies, and fuels, owned by the Sellers wherever located;

               (viii) all office supplies, production supplies, other miscellaneous supplies, and other tangible property of any kind wherever located, including, without limitation, all property of any kind located in any building, office or other space leased, owned or occupied by the Sellers or in any warehouse where any of the Sellers' properties and assets may be situated;

               (ix) all prepayments and prepaid expenses, including, without limitation, all security deposits under all of the Leases;

               (x) all of the Sellers' claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind;

               (xi) the right to receive and retain mail, accounts receivable payments and other communications relating to the Businesses;

               (xii) the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

               (xiii) all lists, records and other information pertaining to accounts, credit information, drawings, blueprints, work orders, product data, personnel and referral sources, and equipment maintenance, utilization, purchase, rental and resale history, all lists and records pertaining to suppliers and customers, sales leads, and all books, ledgers, files and business records of every kind; whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise;

               (xiv) all creative materials (including, without limitation, photographs, films, art work, color separations and the like), advertising, marketing and promotional materials and all other printed or written materials;

               (xv) all permits, licenses, certifications, registrations, authorizations and approvals (and any applications for the foregoing) from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies, except for any such materials solely related to the Excluded Assets;

               (xvi) all telephone numbers (e.g. "800" numbers) used by the Sellers;

               (xvii) all goodwill as a going concern and all other intangible properties;

               (xviii) all rights and use of the name "Carlisle" in connection with the Businesses; and

               (xix) except for the Excluded Assets, all other property, assets, rights and interests of every kind and nature owned by the Sellers, or in which they have an interest on the Closing Date, including, without limitation, all fixed assets included on the Latest Balance Sheet and any and all subsequent improvements or additions thereon through the Closing Date.

          (b)  Excluded Assets.  Notwithstanding anything contained in Section
               ---------------                                         -------
1.01(a) above, the following assets are expressly excluded from the purchase and
-------
sale contemplated hereby and, as such, are not Acquired Assets (collectively, the "Excluded Assets"):
     ---------------

               (i) all monies and other consideration to be received by the Sellers from the Purchaser pursuant hereto;

               (ii)    all rights of the Sellers under this Agreement;

               (iii) all assets contained in the investment accounts identified on the Excluded Assets Schedule;
                       ------------------------

               (iv) all equity interests of the Other Sellers held by the Parent and Investments, the equity interests of RGC Family Limited Partnership No. 3 held by Investments and all equity interests of the Sellers in Ludlow Development Enterprises, Inc.;

               (v) all fee interests in all of the parcels of real property set forth on the Excluded Assets Schedule attached hereto;
                      ------------------------

               (vi) all assets (whether operating assets or investment assets) of the Sellers which are related to the Sellers' aircraft operations;

               (vii)   all Affiliate Receivables (as defined in Section 5.23
                                                                ------------
     below);

               (viii) all rights of the Sellers to their federal income tax deposits, if any;

               (ix) all qualifications of the Sellers to do business as foreign entities;

               (x) all arrangements of the Sellers with registered agents relating to foreign qualifications;

               (xi) all taxpayer and other identification numbers of the Sellers and tax returns;

               (xii) all seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance, and existence of each of the Sellers as a legal entity; and

               (xiii)  all other assets specifically identified on the Excluded
                                                                       --------
     Assets Schedule.
     ---------------

          (c)  Assumed Liabilities. Subject to the conditions specified in this
               -------------------
Agreement, as a portion of the Purchase Price and as additional consideration for the Acquired Assets, on the Closing Date, the Purchaser will assume and agree to pay, defend, discharge and perform as and when due only the following liabilities and obligations of the Sellers (the "Assumed Liabilities");
                                                 -------------------

               (i) the liabilities and obligations of the Sellers as of Closing of the type which would be reflected on the liability side of a balance sheet prepared in accordance with GAAP and consistent with the Most Recent Fiscal Year End Balance Sheet and the Latest Balance Sheet and which are set forth on the Closing Balance Sheet, including, without limitation, Related Entity Payables (except (A) to the extent specifically incurred and related to any of the Excluded Assets, (B) those which represent Affiliate Payables (as defined in Section 5.23 below), (C) any
                                                 ------------
     liabilities for income Taxes or Taxes imposed in lieu thereof; (D) any cash or book overdrafts and (E) the Indebtedness described in clause (x) of the definition of Indebtedness, which preceding items shall be considered Excluded Liabilities); and

               (ii) the liabilities and obligations of the Sellers for both payment and performance under the agreements, leases, contracts or commitments listed on the Contracts Schedule (but not including any
                               ------------------
     liability or obligation arising out of or in connection with any breach, violation or default in respect thereof occurring prior to the Closing
     Date) and under written agreements, leases, contracts and commitments entered into in the ordinary course of business which are not required by the terms of this Agreement to be listed on the Contracts Schedule in
                                                     ------------------
     existence on the date of the Latest Balance Sheet and incurred in the ordinary course of business consistent with past practice by the Sellers after the date of the Latest Balance Sheet, but only to the extent that such contracts, leases and commitments constitute Acquired Assets; and

               (iii) subject to indemnification obligations pursuant to Sections 8.01(b)(i)(F) and (G), the liabilities and obligations of the
     ------------------------------
     Sellers for maintenance, payment, administration and performance under all Employee Benefit Plans that are listed on the Assumed Employee Benefit
                                                   ------------------------
     Plans Schedule, including but not limited to any and all liabilities and
     --------------
     obligations that are related to the continuation coverage requirements of
     Section 4980B(f) of the Code and Sections 601 through 608 of ERISA (such Code and ERISA sections collectively referred to as "COBRA") with respect
                                                          -----
     to each person who on or before the Closing Date incurs a qualifying event (as defined under COBRA), who lost or will lose any type of health coverage under any such Employee Benefit Plan by reason of such qualifying event and who has exercised or is or will be eligible to exercise rights to any continuation coverage pursuant to COBRA under any such Employee Benefit Plan by reason of such qualifying event, regardless of whether or not such qualifying event and loss of coverage are related to the transactions contemplated by this Agreement, but excluding those liabilities and obligations set forth on the Excluded Benefits Schedule attached hereto
                                  --------------------------
     (which items set forth on the Excluded Benefits Schedule shall be
                                   --------------------------
     considered Excluded Liabilities).

          (d)  Excluded Liabilities.  Except with respect to the Assumed
               --------------------
Liabilities as set forth in Section 1.01(c) above, the Purchaser shall not
                            ---------------
assume or become liable for, and shall not be deemed to have assumed or have become liable for, any of the liabilities and obligations of the Sellers not expressly assumed by the Purchaser pursuant to Section 1.01(c) above, whether
                                               ---------------
accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Acquired Assets or otherwise, and regardless of when asserted, including, without limitation, any liabilities or obligations arising from or relating to the Acquired Assets or operation of the Businesses by the Sellers prior to the Closing Date, any obligations or liabilities with respect to any cash or book overdrafts, any obligations to make distributions to Sellers or Current Owners for S-corporation taxes or other purposes, any liabilities or obligations arising under Environmental, Health and Safety Requirements, any liabilities or obligations for Taxes, any liabilities or obligations related to the Excluded Assets, any liabilities or obligations arising under any of the items set forth on the Excluded Benefits Schedule and any liabilities or obligations for
       --------------------------
breaches of contracts, breaches or warranty, torts, infringements, claims or lawsuits occurring at or prior to the Closing Date (the "Excluded Liabilities").
                                                         --------------------

          (e)  Purchase Price for Acquired Assets.  The purchase price for the
               ----------------------------------
Acquired Assets (the "Purchase Price") will consist of (i) the assumption by the
                      --------------
Purchaser of the Assumed Liabilities, (ii) the delivery to the Sellers (according to the percentages set forth on the Schedule of Sellers) of Class B
                                               -------------------
Preferred Units with an initial liquidation value of $20,000,000 (the "Class B
                                                                       -------
Preferred Units") of Holdings, which will have the terms set forth in the Fifth
---------------
Amended and Restated Limited Partnership Agreement of Holdings, the form of which is attached hereto as Exhibit A (the "Amended and Restated Limited
                            ---------       ----------------------------
Partnership Agreement"), and (iii) the payment to the Sellers (according to the
---------------------
percentages set forth on the Schedule of Sellers) of $161,322,849 (as such
                             -------------------
amount is adjusted pursuant to Section 1.03 below) in cash (the "Cash Purchase
                               ------------                      -------------
Price") at the Closing.  The Cash Purchase Price is subject to adjustment
-----
pursuant to Section 1.03 hereof.
            ------------

          (f)  Allocation of the Purchase Price.  The allocation ("Allocation")
               --------------------------------                    ----------
of the Purchase Price among the Acquired Assets shall be determined by the Purchaser with the reasonable concurrence of the Sellers in a manner consistent with the methodology set forth on the Allocation Schedule attached hereto (as
                                      -------------------
adjusted to reflect any adjustments to the Purchase Price pursuant to Section
                                                                      -------
1.03 or Section 8.01) and such Allocation shall be used by the Parties in
----    ------------
preparing (i) Form 8594, Asset Acquisition Statement, for each of the Purchaser and the Sellers, and (ii) all Tax Returns. Each of the Purchaser and the Sellers shall file Form 8594, prepared in accordance with the Allocation, with its federal income Tax Return for its Tax period including the Closing Date.
The Allocation made pursuant to this Section 1.01(f) shall be binding upon the
                                     ---------------
Parties and upon each of their successors and assigns.  The Allocation Schedule
                                                            -------------------
shall set forth a list of the Acquired Assets which will be acquired in exchange for the Class B Preferred Units.

          (g)  Exchange and Contribution.  The Parties acknowledge that the
               -------------------------
Acquired Assets that are being acquired in exchange for the Class B Preferred Units will be treated as having been contributed by the Sellers directly to Holdings in exchange for Class B Preferred Units in accordance with Section 721(a) of the Code, then contributed by Holdings to ACR, and then contributed by ACR to the Purchaser. The transfer of such assets directly by the Sellers to the Purchaser is being done in accordance with the directions of Holdings and ACR as a matter of administrative convenience to avoid duplicate costs and expenses as a result of multiple transfers of assets.

          1.2  The Closing.  The closing of the transactions contemplated by
               -----------
this Agreement (the "Closing") shall take place at the offices of Kirkland &
                     -------
Ellis, 153 East 53rd Street, New York, New York 10022, on July 1, 1999, or at such other place or on such other date as may be mutually agreeable to each of the Parties (the "Closing Date"); provided that in any event, if the Purchaser's
                  ------------    --------
senior lenders require that the Closing take place at the offices of their attorneys, the Parties agree that the Closing shall take place at such offices. Subject to the conditions set forth in this Agreement, at the Closing:

          (a) the Current Owners shall cause the Sellers to, and the Sellers shall, convey to the Purchaser good and marketable title to all of the Acquired Assets, free and clear of all Liens (other than Permitted Liens), and deliver to the Purchaser warranty deeds, bills of sale, assignment of leases and contracts and all other instruments of conveyance which are necessary or desirable to effect transfer of the Acquired Assets, in form and substance satisfactory to the Purchaser;

          (b) the Purchaser shall deliver to the Sellers such instruments of assumption as are required in order for the Purchaser to assume the Assumed Liabilities, in form and substance satisfactory to the Sellers;

          (c) the Purchaser shall deliver to the Sellers the Cash Purchase Price by wire transfer of immediately available funds and shall deliver to the Sellers such documents as are necessary to establish the Sellers' ownership of the Class B Preferred Units;

          (d) the Sellers shall deliver to Purchaser all appropriate payoff letters (in form and substance satisfactory to the Purchaser) from holders of any Indebtedness of the Sellers as are requested by the Purchaser and shall make arrangements reasonably satisfactory to Purchaser for such holders to deliver lien releases and canceled notes at the Closing; and

          (e) the Sellers and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article 2 hereof.
                                              ---------

          1.3  Purchase Price Adjustment.
               -------------------------

          (a)  Closing Date Adjustments.
               ------------------------

               (i) Not more than five (5) business days, but in no event less than two (2) business days, before the Closing Date, the Sellers shall prepare and deliver to the Purchaser an estimated combined unaudited consolidated balance sheet of the Sellers, dated as of May 31, 1999, in good faith and in accordance with GAAP and consistent with the Most Recent Fiscal Year End Balance Sheet (as defined below in Section 5.07), an
                                                        ------------
     estimate of the Net Asset Value as of May 31, 1999 and an estimate of the Deduction Amount as of June 30, 1999. If the Purchaser does not agree with the Sellers' estimates of the Net Asset Value and the Deduction Amount and the Sellers and the Purchaser cannot reach agreement with respect thereto prior to the Closing Date, the estimates of the Net Asset Value and the Deduction Amount will be deemed to be equal to the average of the Sellers' and the Purchaser's good faith determinations thereof. Such Net Asset Value as finally estimated pursuant to this Section 1.03(a)(i) is referred
                                                 ------------------
     to herein as the "Estimated Net Asset Value" and such Deduction Amount as
                       -------------------------
     finally estimated pursuant to this Section 1.03(a)(i) is referred to herein
                                        ------------------
     as the "Estimated Deduction Amount."  At the closing, (A) the Cash Purchase
             --------------------------
     Price shall be decreased dollar-for-dollar by the Estimated Deduction Amount, and (B) if the Estimated Net Asset Value is less than the Target Net Asset Value, then the Cash Purchase Price will be decreased dollar-for-dollar by the amount of such deficiency, and if the Estimated Net Asset Value is greater than the Target Net Asset Value, then the Cash Purchase Price will be increased by the lesser of (X) the amount of such excess and
     (Y) $1,500,000.

               (ii) At the Closing, the Cash Purchase Price will be decreased dollar-for-dollar by the amount necessary to discharge fully the then outstanding balance of the Sellers' Indebtedness relating to any of the Acquired Assets, otherwise paid off or discharged by the Purchaser on the Closing Date or assumed by the Purchaser pursuant to Section 1.01(c)
                                                          ---------------
     (including, without limitation, accrued interest, prepayment penalties and premiums) and the Indebtedness described in clause (x) of the definition of Indebtedness.

               (iii) At the Closing, the Cash Purchase Price will be decreased dollar-for-dollar by the fair market value as of the end of the day immediately preceding the Closing Date of all assets contained in the investment accounts identified on the Excluded Assets Schedule.
                                           ------------------------

               (iv) Not more than five (5) business days, but in no event less than two (2) business days, before the Closing Date, the Sellers shall prepare and deliver to the Purchaser in addition to such items described in clause (i) above an estimate of the Net Income Amount as of the day immediately preceding the Closing Date, determined in good faith and in accordance with GAAP. If the Purchaser does not agree with the Sellers' estimate of the Net Income Amount and the Sellers and the Purchaser cannot reach agreement with respect thereto prior to the Closing Date, the estimate of the Net Income Amount will be deemed to be equal to the average of the Sellers' and the Purchaser's good faith determinations thereof. The Net Income Amount as finally estimated pursuant to this Section
                                                             -------
     1.03(a)(iii) is referred to herein as the "Estimated Net Income Amount."
     ------------                               ---------------------------
     At the Closing, the Cash Purchase Price shall be increased dollar-for-dollar by the lesser of (A) the Estimated Net Income Amount and (B) $250,000.

          (b)  Post-Closing Determination. As promptly as practicable, but in no
               --------------------------
event later than ninety (90) days after the Closing Date, the Sellers and their auditors will conduct a review of the Businesses and prepare a combined and consolidated balance sheet with respect thereto (the "Closing Balance Sheet")
                                                      ---------------------
and a determination of the Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount, each as of the close of business on the day before the Closing Date and, at their expense, will prepare and deliver to the Purchaser, a computation of the Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount as of the close of business on the day before the Closing Date (the "Draft Computations"). The Purchaser will pay, or
                       ------------------
reimburse the Sellers for, the reasonable expenses of Arthur Andersen incurred by the Sellers in connection with the preparation of the Closing Balance Sheet. The Sellers and their auditors will make available to the Purchaser and its auditors all records and work papers used in preparing the Draft Computations. If the Purchaser disagrees with the Sellers' determination of the Net Asset Value, the Deduction Amount, the Tax Amount and/or the Net Income Amount reflected in the Draft Computations, the Purchaser shall notify Wayne Carlisle (the "Current Owner Representative") in writing of such disagreement (such
      ----------------------------
notice setting forth the basis for such disagreement in reasonable detail) within thirty (30) days after the Sellers' delivery of the Draft Computations to the Purchaser. The Current Owner Representative and the Purchaser thereafter shall negotiate in good faith to resolve any such disagreements. If there is an amount as to which the Current Owner Representative and the Purchaser are able to agree, such amount shall be paid to the appropriate party pursuant to Section
                                                                         -------
1.03 (d) below.  If the Current Owner Representative and the Purchaser are
--------
unable to resolve any disagreements about remaining amounts within thirty (30) days after the Purchaser's delivery of his notice of disagreement to the Current Owner Representative, the Current Owner Representative and the Purchaser shall submit the dispute to a "Big Five" public accounting firm (or any of their
                         --------
respective successors) (the "Auditor") for resolution; provided that if the
                             -------                   --------
Current Owner Representative and the Purchaser are unable to agree upon an Auditor, the Auditor shall be a "Big Five" public accounting firm (or any of
                                 --------
their respective successors) selected by lot (after the Current Owner Representative and the Purchaser each exclude one such accounting firm). The selection of the Auditor shall be conclusive, final, binding and non-appealable by the Parties.

          (c) The Purchaser and the Current Owner Representative shall use their best efforts to cause the Auditor to resolve all disagreements over the Net Asset Value, the Deduction Amount, the Tax Amount or the Net Income Amount as soon as practicable, but in any event within sixty (60) days after submission of the dispute to the Auditor. The resolution of such disagreements and the determination of the Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount by the Auditor shall be final and binding on the Parties. The Purchaser, on one hand, and the Sellers, on the other hand, will each bear one-half of the costs and expenses of the Auditor. The Net Asset Value as finally determined pursuant to this Section 1.03(c) is referred to herein as the
                                    ---------------
"Actual Net Asset Value," the Deduction Amount as finally determined pursuant to
 -----------------------
this Section 1.03(c) is referred to herein as the "Actual Deduction Amount," the
     ---------------                               -----------------------
Tax Amount as finally determined pursuant to this Section 1.03(c) is referred to
                                                  ---------------
herein as the "Actual Tax Amount," and the Net Income Amount determined pursuant
               -----------------
to this Section 1.03(c) is referred to herein as the "Actual Net Income Amount."
                                                      ------------------------

          (d) Within five (5) days after the Actual Net Asset Value, the Actual Deduction Amount, the Actual Tax Amount and the Actual Net Income Amount are finally determined pursuant to Section 1.03(b):
                               ---------------

               (i) if the Actual Net Asset Value is greater than the Estimated Net Asset Value, the Purchaser shall pay to the Current Owner Representative on behalf of the Sellers an amount in cash equal to the Actual Net Asset Value minus the Estimated Net Asset Value; provided that
                            -----                                --------
     (A) if the Cash Purchase Price was decreased pursuant to Section
                                                              -------
     1.03(a)(i)(C) then any such payment pursuant to this Section 1.03(d)(i)
     -------------                                        ------------------
     shall not exceed $1,500,000 plus the amount that the Cash Purchase Price was decreased pursuant to Section 1.03(a)(i)(C) or (B) if the Cash Purchase
                               ---------------------
     Price was increased pursuant to Section 1.03(a)(i)(C) then any such payment
                                     ---------------------
     pursuant to this Section 1.03(d)(i) plus any increase in the Cash Purchase
                      ------------------
     Price made pursuant to Section 1.03(a)(i)(C) shall not in the aggregate
                            ---------------------
     exceed $1,500,000;

               (ii) if the Actual Deduction Amount is less than the Estimated Deduction Amount, the Purchaser shall pay to the Current Owner Representative on behalf of the Sellers an amount in cash equal to the Estimated Deduction Amount minus the Actual Deduction Amount;

               (iii) if the Actual Net Income Amount is greater than the Estimated Net Income Amount, the Purchaser shall pay to the Current Owner Representative on behalf of the Sellers an amount in cash equal to the Actual Net Income Amount minus the Estimated Net Income Amount; provided
                              -----                                  --------
     that any such payment pursuant to this Section 1.03(d)(iv) plus any
                                            -------------------
     increase in the Cash Purchase Price made pursuant to Section 1.03(a)(iii)
                                                          --------------------
     shall not in the aggregate exceed $250,000;

               (iv) if the Actual Net Asset Value is less than the Estimated Net Asset Value, the Current Owner Representative shall, on behalf of the Sellers, pay to the Purchaser an amount in cash equal to the Estimated Net Asset Value minus the Actual Net Asset Value;
                 -----

               (v) if the Actual Deduction Amount is greater than the Estimated Deduction Amount, the Current Owner Representative shall, on behalf of the Sellers, pay to the Purchaser an amount in cash equal to the Actual Deduction Amount minus the Estimated Deduction Amount;

               (vi) if the Actual Tax Amount is less than zero, the Current Owner Representative shall, on behalf of the Sellers, pay to the Purchaser an amount in cash equal to the amount by which the Actual Tax Amount is less than zero; and

               (vii) if the Actual Net Income Amount is less than the Estimated Net Income Amount, the Current Owner Representative shall, on behalf of the Sellers, pay to the Purchaser an amount in cash equal to the Estimated Net Income Amount minus the Actual Net Income Amount; provided
                                 -----                               --------
     that any such payment pursuant to this Section 1.03(d)(viii) shall not
                                            ---------------------
     exceed the increase in the Cash Purchase Price made pursuant to Section
                                                                     -------
     1.03(a)(iii).
     ------------

All amounts payable pursuant to this Section 1.03(d) shall be added together or
                                     ---------------
netted against one another, as applicable, such that only one payment will be made from one Party to another Party and such amount shall include simple interest thereon at the rate of 8% per annum, calculated on the basis of a 365-day year, from the Closing Date through the date of payment, and shall be payable by a cashier's or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee.

                                  ARTICLE 2.
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

          The obligation of the Purchaser to purchase and pay for the Acquired Assets and to assume the Assumed Liabilities at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2.1  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Articles 5 and 6 hereof shall be true and correct in
                            ----------------
all material respects at and as of the Closing as though then made (without giving effect to any disclosures made by the Sellers or the Current Owners after the date hereof); provided that the representations and warranties set forth in
                  --------
Section 5.15 shall be deemed to be true and correct in all material respects
------------
unless such breach could reasonably be expected to subject the Purchaser to a material Loss. The Sellers and the Current Owners shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Closing.

          2.2  Amendment of Limited Partnership Agreement.  The Amended and
               ------------------------------------------
Restated Limited Partnership Agreement of Holdings shall have been amended and restated in the form of Exhibit A attached hereto, shall be in full force and
                        ---------
effect under the laws of the Commonwealth of Pennsylvania as of the Closing as so amended and restated and shall not have been further amended or modified.

          2.3  Amendment to the Securityholders Agreement.  The Securityholders
               ------------------------------------------
Agreement, dated as of July 22, 1998, between Holdings and Holdings' partners shall have been amended as set forth in Exhibit B attached hereto (the
                                        ---------
"Amendment to the Securityholders Agreement"), and the Amendment to the
-------------------------------------------
Securityholders Agreement shall be in full force and effect as of the Closing.

          2.4  Amendment to the Registration Agreement.  The Registration
               ---------------------------------------
Agreement, dated as of July 22, 1998, between Holdings and Holdings' partners shall have been amended as set forth in Exhibit C attached hereto (the
                                        ---------
"Amendment to the Registration Agreement"), and the Amendment to the
----------------------------------------
Registration Agreement shall be in full force and effect as of the Closing.

          2.5  Employment Agreement.  The Purchaser and Wayne Carlisle, Bryan
               --------------------
Carlisle, Gary Strassel and Robert Carlisle shall have entered into Employment Agreements, respectively, in the form of Exhibits D-1, D-2, D-3 and D-4 attached
                                         ------------------------------
hereto (the "Employment Agreements"), and
             ---------------------
the Employment Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2.6  Financing Arrangements.  The Purchaser shall have obtained on
               ----------------------
terms and conditions satisfactory to it all the debt financing proceeds necessary to consummate the transactions contemplated hereby and to fund the ongoing working capital requirements of the Businesses as acquired by the Purchaser hereunder.

          2.7  Opinion of the Sellers' and the Current Owners' Counsel.  The
               -------------------------------------------------------
Purchaser shall have received from Frost & Jacobs, counsel for the Sellers and the Current Owners, an opinion with respect to the matters set forth in Exhibit
                                                                        -------
E attached hereto, which shall be addressed to the Purchaser and to the lenders
-
providing the financing for the transactions contemplated hereby, dated the date of the Closing, and in form and substance reasonably satisfactory to the Purchaser.

          2.8  Real Estate Leases.  The Purchaser and the Sellers, as
               ------------------
applicable, shall have entered into certain Lease Agreements in the form of

Exhibits F-1, F-2, F-3, F-4 and F-5 attached hereto (the "Lease Agreements"),
-----------------------------------                       ----------------
and the Lease Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2.9  Material Adverse Change.  Since the date of the Latest Balance
               -----------------------
Sheet, no material adverse change shall have taken place with respect to the business, assets, liabilities, financial condition, operating results, business prospects or labor, customer or supplier relations of the Sellers, taken as a whole ("Material Adverse Change"), except as expressly contemplated herein.
        -----------------------

          2.10 Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Sellers in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its special counsel.

          2.11 Compliance with Applicable Laws.
               -------------------------------

          (a   No action or proceeding before any court or governmental body will be pending or threatened which, in the judgment of the Purchaser, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          (b The purchase or receipt of the Acquired Assets and the assumption of the Assumed Liabilities by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty, liability or, in the Purchaser's judgment, other onerous conditions under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Acquired Assets and the assumption of the Assumed Liabilities by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

          2.12 Filings.  All filings under all applicable federal and state laws
               -------
necessary to consummate the transactions contemplated by this Agreement shall have been made and the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") shall have
                                                           -------
expired or been terminated.

          2.13 Consents and Approvals.  All consents and approvals by (a)
               ----------------------
governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained and (b) third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement and required to be listed on the Contracts Schedule with an asterisk (*) or on the
                             ------------------
Noncontravention Schedule will have been obtained on terms and conditions
-------------------------
satisfactory to the Purchaser.

          2.14 Payoff Letters and Releases.  The Sellers shall have provided to
               ---------------------------
the Purchaser payoff letters with respect to all Indebtedness of the Sellers relating to any of the Acquired Assets and obtained releases of all Liens, including appropriate UCC termination statements, against the Acquired Assets, all on terms reasonably satisfactory to the Purchaser.

          2.15 Closing Documents.  At the Closing, the Sellers shall have
               -----------------
delivered to the Purchaser all of the following documents:

          (a   a certificate of an officer of each of the Sellers, dated as of the Closing Date, stating that the conditions specified in Sections 2.01 through
                                                           ---------------------
2.05, 2.07 and 2.9, have been fully satisfied;
------------------

          (b   certified copies of the resolutions duly adopted by each of the
Sellers and their stockholders or members, as applicable, authorizing the execution, delivery and performance of this Agreement and each of the transactions contemplated herein;

          (c   a certified copy of the certificates of incorporation or limited liability company agreements of each of the Sellers, in each case as in effect immediately prior to the Closing;

          (d   copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder;

          (e   good standing certificates of each of the Sellers from their jurisdiction of organization and each jurisdiction in which such Seller is qualified to do business as a foreign entity, in each case dated as of a recent date prior to the Closing Date;

          (f   landlord consents and estoppel certificates from each of the
Sellers' landlords in form and substance satisfactory to the Purchaser;

          (g   such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance satisfactory to the Purchaser, as are required in order to transfer to the Purchaser good and marketable title to the Acquired Assets, free and clear of all Liens (other than the Permitted Liens); and

          (h   such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

          2.16 Waiver.  Any condition specified in this Article 2 may be waived
               ------                                   ---------
if consented to in writing by the Purchaser.

                                  ARTICLE 3.
                    CONDITIONS TO THE SELLERS' OBLIGATIONS

          The obligation of the Sellers and the Current Owners to take the actions set forth in this Agreement and to consummate the transactions contemplated hereby at or prior to the Closing is subject to the satisfaction as of the Closing of the following conditions:

          3.1  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Article 7 hereof shall be true and correct in all
                            ---------
material respects at and as of the Closing as though then made, and the Purchasers shall have performed in all material respects all of the covenants required to be performed by them hereunder at or prior to the Closing.

          3.2  Amendment of Limited Partnership Agreement.  The Amended and
               ------------------------------------------
Restated Limited Partnership Agreement shall be in full force and effect under the laws of the Commonwealth of Pennsylvania as of the Closing and shall not have been further amended or modified.

          3.3  Amendment to the Securityholders Agreement.  Holdings and
               ------------------------------------------
Holdings' partners as of the date hereof shall have entered into the Amendment to the Securityholders Agreement, and the Amendment to the Securityholders Agreement shall be in full force and effect as of the Closing.

          3.4  Amendment to the Registration Agreement.  Holdings and Holdings'
               ---------------------------------------
partners as of the date hereof shall have entered into the Amendment to the Registration Agreement, and the Amendment to the Registration Agreement shall be in full force and effect as of the Closing.

          3.5  Employment Agreements.  The Purchaser shall have entered into the
               ---------------------
Employment Agreements, and the Employment Agreements shall be in full force and effect as of the Closing.

          3.6  Lease Agreements.  The Purchaser shall have entered into the
               ----------------
Lease Agreements, and the Lease Agreements shall be in full force and effect as of the Closing.

          3.7  Filings.  All filings under all applicable federal and state laws
               -------
necessary to consummate the transactions contemplated by this Agreement shall have been made and the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

          3.8  Proceedings.  All proceedings taken or required to be taken by
               -----------
the Purchaser in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers, the Current Owner Representative and their special counsel.

          3.9  Compliance with Applicable Laws; Permits.  No action or
               ----------------------------------------
proceeding before any court or governmental body will be pending or threatened which, in the judgment of the Current Owner Representative, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          3.10 Consents and Approvals.  All consents and approvals by (a)
               ----------------------
governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained on terms and conditions satisfactory to the Sellers and the Current Owner Representative and (b) third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement and required to be listed on the Purchaser Noncontravention Schedule
                                           -----------------------------------
will have been obtained by the Purchaser.

          3.11 Closing Documents.  At the Closing, the Purchaser shall have
               -----------------
delivered to the Sellers all of the following documents:

          (a a certificate of an officer of the Purchaser, dated as of the Closing Date, stating that the conditions specified in Sections 3.01 through
                                                       ---------------------
3.06 and 3.12, have been fully satisfied;
-------------

          (b   certified copies of the resolutions duly adopted by the general partner of the Purchaser authorizing the execution, delivery and performance of this Agreement and each of the transactions contemplated herein;

          (c   good standing certificates of the Purchaser from its jurisdiction of organization and each jurisdiction in which the Purchaser is qualified to do business as a foreign entity, in each case dated as of a recent date prior to the Closing Date; and

          (d   such other documents relating to the transactions contemplated by this Agreement as the Seller, the Current Owner Representative or its special counsel may reasonably request.

          3.12 Opinion of the Purchaser's Counsel.  The Sellers shall have
               ----------------------------------
received from Kirkland & Ellis, counsel for the Purchaser, an opinion with respect to the matters set forth in

Exhibit H attached hereto, which shall be addressed to the Sellers, dated the
---------
date of the Closing, and in form and substance reasonably satisfactory to the Sellers.

          3.13 Waiver.  Any condition specified in this Article 3 may be waived
               ------                                   ---------
if consented to in writing by the Sellers and the Current Owner Representative.


                                  ARTICLE 4.
                     PRE-CLOSING COVENANTS AND AGREEMENTS

          Each of the Parties agrees as follows with respect to the period between the execution of this Agreement and the Closing:

          4.1  General.  Each of the Parties will use its reasonable best
               -------
efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Articles 2 and 3).
   ----------------

          4.2  Notices and Consents.  The Sellers and the Current Owners will
               --------------------
use its, his or her reasonable best efforts to (a) give required notices to third parties, (b) obtain any required governmental or third party consents and make any filings pursuant thereto that may be necessary, proper or advisable in connection therewith and (c) take any actions reasonably required by a third party, in each case, in connection with the matters contemplated by this Agreement.

          4.3  Affirmative Covenants of the Current Owners and the Sellers.
               -----------------------------------------------------------
Prior to the Closing, except as otherwise expressly provided herein, the Current Owners will cause the Sellers to, and the Sellers will (and in the case of clauses (e), (f) and (g) hereof, the Current Owners will):

          (a   conduct its Businesses (including, without limitation, the collection of receivables, purchase of inventory, provision of services, payment of payables and incurrence of and payment or financing of capital expenditures) only in the usual and ordinary course of business in accordance with past custom and practice;

          (b   carry on its business in the same manner as presently conducted and keep its business organization and properties substantially intact, including, without limitation, its present business operations, physical facilities and assets, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (c   maintain in full force and effect all Intellectual Property which is material to the Sellers;

          (d   encourage (and not act to dissuade or discourage) employees to continue their employment with the Purchaser after the Closing;

          (e   comply with all applicable laws, ordinances and regulations in the operation of the Businesses;

          (f   promptly (once they have knowledge thereof) inform the Purchaser in writing of (i) any variances from the representations and warranties contained in Articles 5 or 6 hereof or event or occurrence which would cause
             ---------------
such representations and warranties to be incorrect as of the Closing, (ii) any breach of any covenant hereunder by the Sellers or any Current Owner and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement;

          (g   cooperate with the Purchaser and use their reasonable best efforts to cause the conditions to the Purchasers' obligations to close specified in Article 2 above to be satisfied and execute and deliver such
             ---------
further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement;

          (h   transfer all assets (other than the Excluded Assets), if any, which are used in the Businesses, but owned by the Current Owners (or the stockholders, partners or Affiliates of the Current Owners) into the name of the Sellers, with the exception of certain boats owned by Carlisle Marine Service, Inc. and set forth on the Boats Schedule attached hereto;
                          --------------

          (i   maintain the books, accounts and records of the Sellers in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and upon the reasonable request of the Purchaser, report on financial reporting, operational matters and the general status of ongoing operations; and

          (j   amend the Carlisle Enterprises, Inc. Phantom Stock Plan (the

"Phantom Stock Plan") so that the value of each Phantom Share (as defined in the
-------------------
Phantom Stock Plan) that is credited under such plan as of the Closing Date to a person who is still employed by a Seller immediately prior to the Closing shall be fixed as of the Closing (with such value being determined as of the Closing Date on the basis of the provisions of Appendix A to the Phantom Stock Plan).

          4.4  Negative Covenants of the Current Owners and the Sellers.  Prior
               --------------------------------------------------------
to the Closing, without the prior written consent of the Purchaser, the Current Owners will cause the Sellers to not, and the Sellers will not:

          (a  take any action that would require disclosure under Section 5.21
                                                                  ------------
below;

          (b   make any loan or enter into any transaction with any of its officers, directors, partners or Affiliates other than arms length transactions consistent with past custom and practice;

          (c   sell, lease, license or otherwise dispose of any interest in any of the Acquired Assets, other than sales of inventory and equipment and leases of equipment in the ordinary course of business consistent with past practice, or permit, allow or suffer any of the Acquired Assets to be subjected to any Lien (other than Permitted Liens);

          (d   terminate or modify in any material respect any contract required to be disclosed on the Contracts Schedule or any government license, permit or
                       ------------------
other authorization;

          (e   enter into any new, or amend any existing, material contracts, agreements or commitments, including, without limitation, any lease agreements or collective bargaining agreements, (except for contracts, agreements or commitments entered into in the ordinary course of business and for commitments relating to capital expenditures consistent with the budget provided to the Purchaser prior to the date hereof);

          (f   institute any material change in the conduct of its business, or any change in its method of purchase, sale, lease, management, marketing, operation or accounting;

          (g   establish, amend (unless such amendment is provided for under

Section 4.03(j) above), or, except in the ordinary course of business consistent
---------------
with past practice, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Sellers;

          (h   incur any Indebtedness for borrowed money (other than
Indebtedness incurred to finance the Sellers' ordinary course working capital and capital expenditure needs);

          (i   increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases made in the ordinary course of business consistent with past custom and practice, or pursuant to any written agreement disclosed to the Purchaser and in existence on the date hereof;

          (j   undertake any employee layoffs to which the WARN Act or the Older
Workers Benefits Protection Act, as amended (the "Older Workers Act"), could
                                                  -----------------
apply; or

          (k   sell or otherwise dispose of any interest in any marketable securities.

          4.5  Full Access.  The Sellers will permit representatives of the
               -----------
Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all properties, personnel, books, records, contracts and other documents of or pertaining to the Sellers.

          4.6  Notice of Material Developments.  Purchaser will give prompt
               -------------------------------
written notice to the Sellers and the Current Owner Representative of any (a) representation or warranty of the Purchaser contained in Article 7 which was
                                                         ---------
true as of the date hereof, but which has subsequently become untrue, (b) breach of any covenant hereunder by the Purchaser and (c) other material development affecting the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

          4.7  Exclusivity.  Until consummation of the transactions contemplated
               -----------
hereby or termination of this Agreement pursuant to the provisions of Article
                                                                      -------
10, none of the Sellers, the
--

Current Owners or any of their respective Affiliates, stockholders, partners, representatives, officers, employees, directors, or agents will, directly or indirectly, (a) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (i) reorganization, merger, liquidation, dissolution or refinancing of any of the Sellers, (ii) purchase or sale of any assets (other than a purchase or sale of inventory or equipment in the ordinary course of business consistent with past custom and practice or a sale of any Excluded Assets) or equity interests of any of the Sellers or (iii) similar transaction or business combination involving any of the Sellers or the assets of any of them (each of the foregoing actions described in clauses (i) through (iii), a "Seller
                                                                 ------
Transaction") or (b) furnish any information with respect to, assist or
-----------
participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided that any transactions
                                                 --------
contemplated hereby shall not constitute a Seller Transaction for purposes hereof. The Sellers and each Current Owner agree to notify the Purchaser immediately if any Person makes any bona fide oral or any written proposal, offer, inquiry or contact with respect to a Seller Transaction.

          4.8  Actions with Respect to Ownership Interests.  Until consummation
               -------------------------------------------
of the transactions contemplated hereby or termination of this Agreement pursuant to Article 10, the Current Owners agree that they will not sell,
            ----------
redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of any of their ownership interests in the Parent.

          4.9  Real Estate Matters.  Prior to Closing, the Sellers shall use
               -------------------
reasonable best efforts to obtain with respect to each parcel of Leased Real Property (as defined below in Section 5.12) for which the Purchaser requests
                              ------------
from the Seller in writing at least fifteen (15) days prior to the Closing (i) an estoppel and consent letter in a form reasonably satisfactory to the Purchaser and prepared by the Purchaser (the "Estoppel and Consent Letter") from
                                              ---------------------------
the landlords, lessors, sublessors or licensors of such Leased Real Property (each a "Landlord") stating that (A) a copy of the lease, sublease, license or
         --------
tenancy agreement demising the Leased Real Property (each a "Lease"), attached
                                                             -----
to the Estoppel and Consent Letter is a true, correct and complete copy of the Lease, and represents the entire agreement between the Landlord and the applicable Seller; (B) to the Landlord's knowledge the applicable Seller is not in breach or default under the Lease, and no event has occurred which would with notice or passage of time, or both, constitute a breach or default or permit termination, modification, or acceleration under the Lease and the Landlord has not repudiated any provision of the Lease; (C) all rent and other payments owed by the applicable Seller to the Landlord have been paid to date, (D) to the Landlord's knowledge there are no disputes, oral agreements or forbearance agreements in effect as to the Lease, (E) that the Landlord consents to the assignment of the Lease to the Purchaser and (F) containing such other statements or agreements as the Purchaser may reasonably request; (ii) a non-disturbance agreement in form and content reasonably satisfactory to the Purchaser from each lender of each Landlord; and (iii) a landlord lien waiver agreement in form and content reasonably satisfactory to the Purchaser stating that Landlord agrees to be subordinated to the Purchaser's lenders with respect to rights to foreclose on any of the Purchaser's property and equipment which are located on such Leased Real Property.

          4.10 Financial Information.  The Sellers shall furnish to the
               ---------------------
Purchaser: (a) audited combined and consolidated financial statements for the Company for the years ended December 31, 1998 and 1997 and for the nine-month period ended December 31, 1996, each prepared in accordance with GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"); (b) the reviewed
                                         --------------
unaudited combined and consolidated financial statements for the Company for the three-month periods ending March 31, 1999 and 1998 (and, to the extent the Closing does not occur until June 30, 1999, such comparable information for the three and six months ended June 30, 1999 and 1998) prepared in accordance with GAAP and in a form meeting the requirements of Rule 10-01 of Regulation S-X; and
(c) assistance with preparing "Management's Discussion and Analysis of Financial Condition and Results of Operations" in accordance with Item 303 of Regulation S-K of the Securities Act of 1933, as amended for the years 1998 and 1997 and the nine-month period ended December 31, 1996 and the interim periods ended March 31, 1999 and March 31, 1998 (and June 30, 1999 and June 30, 1998, if
necessary) (and, in each case, use reasonable best efforts to obtain the consent of the Sellers' independent accountants to the use of their reports thereon); provided that the Purchaser shall be responsible for the reimbursement of any
--------
reasonable fees and expenses incurred by the Sellers in adjusting the Seller's Financial Statements (as defined below in Section 5.7) to conform with the
                                          -----------
requirements of Regulation S-X.

          4.11 Tax Distributions.  Notwithstanding anything to the contrary
               -----------------
contained herein, between the date hereof and the Closing Date, Parent and Investments shall have the right to make distributions (the "Distributions") to
                                                             -------------
their respective stockholders to pay income Taxes due with respect to Parent's and Investment's combined and consolidated taxable income for the period between January 1, 1999 and day immediately preceding the Closing Date; provided
                                                                        --------
that the Distributions in the aggregate do not exceed the Tax Amount.


                                  ARTICLE 5.
                         REPRESENTATION AND WARRANTIES
                            CONCERNING THE SELLERS
                            ----------------------

          As a material inducement to the Purchaser to enter into this Agreement and to purchase the Acquired Assets and to assume the Assumed Liabilities hereunder, the Sellers and the Current Owners, jointly and severally, hereby represent and warrant that:

          5.1  Organization.  The Parent is a corporation duly organized and
               ------------
validly existing under the laws of the Commonwealth of Kentucky, each of the other Sellers is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky and each Seller has full power and authority and all material licenses, permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The Organization Schedule attached hereto
                                      ---------------------
lists all of the jurisdictions in which the Sellers are required to qualify to do business as a foreign entity, except where the failure to be qualified would not have a Material Adverse Effect. Each of the Sellers is duly authorized to conduct business and is in good standing under the laws of each jurisdiction listed on the Organization Schedule.
              ---------------------

          5.2  Authorization.  Each of the Sellers has full power and authority
               -------------
to execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by each such Seller, and constitutes the valid and legally binding obligation of each such Seller enforceable in accordance with its terms.

          5.3  Capitalization and Related Matters.  The authorized, issued and
               ----------------------------------
outstanding capital stock of the Parent is set forth on the Capitalization
                                                            --------------
Schedule attached hereto.  All of the issued and outstanding shares of the
--------
Parent's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Current Owners in the amounts set forth on the Capitalization Schedule and, except as
                                       -----------------------
set forth on the Capitalization Schedule, are not subject to, nor were they
                 -----------------------
issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Current Owners free and clear of all Liens. Except as set forth on the Capitalization Schedule, there
                                                -----------------------
are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any Seller is a party or which are binding upon any Seller providing for the issuance, disposition or acquisition of any of its capital stock or equity interests. Except as set forth on the Capitalization Schedule, there are
                                              -----------------------
no outstanding or authorized stock or equity appreciation, phantom stock or equity or similar rights with respect to any Seller. Except as set forth on the Capitalization Schedule, there are no voting trusts, proxies or any other
-----------------------
agreements or understandings with respect to the voting of the capital stock or equity interests of any Seller. None of the Sellers is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any of its equity interests.

          5.4  Noncontravention.  Except as set forth on the Noncontravention
               ----------------                              ----------------
Schedule, neither the execution and the delivery of this Agreement or the
--------
agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, will (a) violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject, (b) violate any provision of any of the Sellers' organizational documents or (c) materially conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement required to be set forth on the Contracts
                                                                 ---------
Schedule or (d) result in the imposition of any security interest upon any
--------
material assets of any Seller. Except with respect to approvals under the HSR Act and except as set forth on Noncontravention Schedule attached hereto, to
                               -------------------------
each of the Sellers' knowledge, none of the Sellers is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for (i) the Parties to consummate the transactions contemplated by this Agreement and (ii) the Purchaser to carry on the Businesses after the Closing in substantially the same manner as presently conducted.

          5.5  Brokerage.  Except for the fees and expenses of McDonald &
               ---------
Company (which will be paid by the Sellers out of the Cash Purchase Price), none of the Sellers has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          5.6  Subsidiaries and Investments.  Except as set forth on the
               ----------------------------
Subsidiaries Schedule attached hereto, none of the Sellers own, directly or
---------------------
indirectly, any stock, partnership interest, membership interests, joint venture interest or other security or interest in any other Person. The Subsidiaries
                                                                 ------------
Schedule also sets forth the Persons owning the equity interests in any entity
--------
listed thereon pursuant to the previous sentence. Except as set forth on the Subsidiaries Schedule, there are no outstanding or authorized options, warrants,
---------------------
rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any entity listed on the Subsidiaries
                                                            ------------
Schedule is a party or which are binding upon any such entity providing for the
--------
issuance, disposition or acquisition of any of its equity interests. There are no outstanding or authorized stock or equity appreciation, phantom stock or equity or similar rights with respect to any entity listed on the Subsidiary
                                                                  ----------
Schedule.  Except as set forth on the Subsidiary Schedule, there are no voting
--------                              -------------------
trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock or equity interests of any entity listed thereon. None of the entities listed on the Subsidiaries Schedule is subject to any
                                   ---------------------
obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any of its equity interests.

          5.7  Financial Statements.  The Financial Statements Schedule attached
               --------------------       -----------------------------
hereto contains the following financial statements (collectively the "Financial
                                                                      ---------
Statements"): (a) audited consolidated balance sheets and statements of income
----------
and statements of cash flows as of and for the nine-months ended December 31, 1996 and the years ended December 31, 1997, and December 31, 1998 (the "Most
                                                                        ----
Recent Fiscal Year End Balance Sheet") for the Sellers; and (b) an unaudited
------------------------------------
consolidated balance sheet (the "Latest Balance Sheet") and statement of income
                                 --------------------
and statement of cash flows as of and for the three months ended March 31, 1999 (together with the Latest Balance Sheet, the "Latest Financial Statements"), for
                                              ---------------------------
the Sellers. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Sellers as of such dates and the results of operations of the Sellers for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Sellers, except that the Latest Financial Statements do not contain any footnotes required by GAAP for complete financial statements. The Latest Financial Statements include normal and recurring adjustments in accordance with GAAP which, in the opinion of management of the Sellers, are necessary for a fair presentation of the results of operations and the financial position for the interim periods.

          5.8  Undisclosed Liabilities.  Except as set forth on the Undisclosed
               -----------------------                              -----------
Liability Schedule, the Sellers have no material liabilities (whether known or
------------------
unknown, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for liabilities (a) recorded in the Most Recent Fiscal Year End Balance Sheet or the Latest Balance Sheet or disclosed in the footnotes thereto, (b) liabilities and obligations incurred after the date as of which such balance sheet is dated in the ordinary course of business (none of which relates to (i) breach of contract (other than customer write-offs, discounts or adjustments in the ordinary course of business and consistent with past custom and practice) (ii) breach of warranty, (iii) tort, (iv) infringement, (v) violation of law, (vi) any action, suit or proceeding (including, without limitation, any proceeding in eminent domain or other similar proceeding affecting any portion of the Owned Real Property or the Leased Real Property), (vii) any environmental matter, including, without limitation, any matter arising under Environmental, Health and Safety Requirements or (viii) any writ, injunction, decree, order, judgment, or litigation affecting the ownership, lease, occupancy or operation of the Owned Real Property or the Leased Real Property, in each case which could reasonably be expected to have a Material Adverse Effect), (c) set forth on the Disclosure Schedules attached hereto, and (d) under or in connection with contracts, agreements and other arrangements disclosed on the Contracts Schedule
                                                              ------------------
or not required to be disclosed on the Contracts Schedule attached hereto due
                                       ------------------
solely to the specific dollar thresholds and other requirements contained in

Section 5.14 below.
------------

          5.9  Legal Compliance and Permits.
               ----------------------------

          (a   Except as set forth on the Legal Compliance and Permits Schedule
                                          -------------------------------------
attached hereto, the Sellers have complied with and are in compliance with all applicable laws, rules, regulations and orders of federal, state, local, and foreign governments (and all agencies thereof) and with all instruments of record, agreements, easements, covenants, conditions and restrictions affecting the Owned Real Property and the Leased Real Property, except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect, and no action, suit, proceeding or hearing is pending against any of the Sellers alleging any failure to so comply and no notice (written or oral), charge or claim has been received by any of the Sellers alleging any failure to so comply in respect of any of the Sellers. Except as set forth on the Legal
                                                                        -----
Compliance and Permits Schedule attached hereto, the Owned Real Property and the
-------------------------------
Leased Real Property is in compliance with all applicable building, zoning, subdivision, entitlement and all other land use and similar laws affecting the Owned Real Property and the Leased Real Property (collectively, the "Real
                                                                     ----
Property Laws"), except for such noncompliance which would not reasonably be
-------------
expected to have a Material Adverse Effect, and none of the Sellers has received any notice of violation or claimed violation of any Real Property Law.

          (b   Except as set forth on the Legal Compliance and Permits Schedule
                                          -------------------------------------
attached hereto, to the knowledge of the Sellers, each of the Sellers holds all material permits, licenses, certificates, accreditations and other authorizations (including, but not limited to, OSHA ratings) (the "Permits") of
                                                                   -------
all foreign, federal, state and local governmental agencies for the conduct of its business and the ownership of its properties. Each of the Sellers is in compliance with the terms and conditions of all such Permits which it holds and, except as set forth on the Legal Compliance and Permits Schedule, all such
                           -------------------------------------
Permits will be available for use by the Purchaser immediately after the Closing.

          5.10 Tangible Assets.  Except as set forth on the Assets Schedule, the
               ---------------                              ---------------
assets owned or leased by the Sellers include all buildings, machinery, equipment, and other tangible assets sufficient for the conduct of the Businesses of the Sellers as presently conducted, and such assets are, subject to normal wear and tear, free from material defects, are in good operating condition and repair, and are suitable for the purposes for which they presently are used (except for equipment that is being or is planned to be repaired consistent with past custom or practice or immaterial amounts of assets which are used as spare parts, which are intended to be reworked or which are scrap items consistent with past custom and practice).

          5.11 Title to Personal Property.  Each of the Sellers has good title
               --------------------------
to, or a valid leasehold interest in, all personal property used in connection with the operation of the business of such Seller, free and clear of any material Liens, except (a) as set forth in the Liens Schedule attached hereto, (b) Liens for Taxes not yet due and payable
    --------------
or being contested in good faith by appropriate proceedings and in respect of which adequate reserves under GAAP have been established on the Financial Statements and (c) Permitted Liens.

          5.12  Title to Real Property.
                ----------------------

          (a    The Real Property Schedule attached hereto sets forth all of the
                    ----------------------
real property owned by the Sellers (the "Owned Real Property").  Except as
                                         -------------------
disclosed on the Real Property Schedule, with respect to each parcel of Owned
                 ----------------------
Real Property, (i) the Sellers have, or on the Closing Date will have, good and marketable title, free and clear of any material Lien, except for Permitted Liens, (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right to use or occupy any portion thereof and (iii) there are no outstanding options or rights of first refusal to purchase such parcels or any portions thereof or interest therein.

          (b    The Real Property Schedule attached hereto sets forth all of the
                   -----------------------
real property leased or subleased by the Sellers (the "Leased Real Property").
                                                       --------------------
The Sellers have a good and valid leasehold interest in and to all of the Leased Real Property, free and clear of any material Lien, except for Permitted Liens. The Leases under which the Sellers lease and sublease the Leased Real Property are in full force and effect and the Sellers have previously delivered to the Purchasers true, correct and complete copies of each of the Leases, including, without limitation, all amendments or modifications thereto, referred to on the Real Property Schedule. With respect to each Lease: (i) such Lease is legal,
----------------------
valid, binding and enforceable in accordance with its terms and such Lease is in full force and effect, and (ii) none of the Sellers nor, to the best of the Sellers' and the Current Owners' knowledge, any third party, is in material breach or default under such Lease, and, except as noted on the Real Property
                                                                -------------
Schedule by an asterisk (*) opposite the applicable Lease, no event has occurred
--------
(including the consummation of the transactions contemplated hereby) which, with the lapse of time or the giving of notice, or otherwise would constitute such a material breach or default or permit termination, modification, or acceleration under such Lease. Except as disclosed on the Real Property Schedule, no
                                              ----------------------
consent, waiver, approval or authorization is required from any Landlord under any Lease as a result of the execution and delivery of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

          (c    The Owned Real Property and the Leased Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the Businesses. The Lease Agreements, together with all of the Leases listed on the Real Property Schedule to be assigned to the Purchaser on
                     ----------------------
or prior to the Closing, will demise all of the Real Property leased, occupied or otherwise utilized in connection with the Businesses.

          5.13  Litigation.  The Litigation Schedule attached hereto sets forth
                ----------       -------------------
each instance in which the Sellers or any of their assets (a) is subject to any outstanding injunction, judgment, order, decree, ruling, settlement or charge or
(b) is a party or subject to, or, to the knowledge of the Sellers and the Current Owners, is threatened to be made a party or be made subject to any action, suit, proceeding (including, without limitation, any proceeding in eminent domain or similar proceeding), hearing, or investigation of, in, or before any court, or any arbitrator or other body or administrative agency of any federal, state, local, or foreign jurisdiction.

          5.14 Contracts.
               ---------

          (a)  The Contracts Schedule attached hereto lists the following
                  ------------------
contracts, agreements and other arrangements to which any Seller is a party and denotes with an asterisk (*) whether the consent of any third party thereto is required as a result of the consummation of the transactions contemplated by this Agreement:

               (i) collective bargaining agreement or any other material contract with any labor union, or severance agreements, programs, policies or arrangements;

               (ii) management agreement, contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual cash or other compensation in excess of $50,000 (other than at-will employment arrangements) or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

               (iii) material contract or agreement requiring the consent of any party in connection with the consummation of the transactions contemplated hereby, containing any provision which would result in a modification of any rights or obligations of any party thereunder in connection with the consummation of the transactions contemplated hereby or which would provide any party any remedy (including rescission or liquidated damages)in connection with the consummation of the transactions contemplated hereby;

               (iv) contract under which any Seller has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Sellers' employees in the ordinary course of business consistent with past practice or amounts less than $50,000 in the aggregate);

               (v) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a material Lien on any asset or group of assets of any Seller or any letter of credit arrangements;

               (vi) guaranty of any material obligation for borrowed money or otherwise (other than endorsements made for collection in the ordinary course of business);

               (vii) lease or agreement under which any Seller is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000;

               (viii) material lease or agreement under which any Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Sellers;

               (ix)    material license or royalty agreements;

               (x) nondisclosure or confidentiality agreements (other than those entered into in the ordinary course of business with customers, suppliers and employees);

               (xi) contract or group of related contracts with the same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $100,000;

               (xii) open purchase orders for the purchase or sale of equipment in excess of $100,000;

               (xiii) brokerage contracts involving equipment with a value in excess of $100,000;

               (xiv) fixed price or set price contracts for leasing services with the Sellers' top 20 customers measured by rental revenue;

               (xv) material contract relating to the marketing, sale, advertising or promotion of its products;

               (xvi) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

               (xvii) material assignment, license, indemnification or other agreement with respect to any intangible property (including any Intellectual Property);

               (xviii) material broker, agent, sales representative, sales or distribution agreement or agreement relating to the export and/or import of any goods or equipment;

               (xix) power of attorney or other similar agreement or grant of agency;

               (xx) contract or agreement prohibiting any Seller from freely engaging in any business or competing anywhere in the world; or

               (xxi) other agreement not in the ordinary course of business which involves consideration in excess of $100,000.

          (b) To the knowledge of the Sellers and the Current Owners, all of the contracts, leases, agreements and instruments set forth or required to be set forth on the Contracts Schedule are
                 ------------------
valid, binding and enforceable in accordance with their respective terms subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity. To the knowledge of the Sellers and the Current Owners, the Sellers have performed all obligations required to be performed by them and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which any Seller is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or event of noncompliance by any Seller under any contract, lease, agreement or instrument to which any Seller is subject; none of the Sellers have any present expectation or intention of not fully performing all such obligations; none of the Sellers or Current Owners have knowledge of any breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which it is a party; and none of the Sellers are parties to any contract or commitment that could reasonably be expected to have a Material Adverse Effect.

          (c) The Purchaser's special counsel has been supplied with a true and correct copy (or a copy has been made available to the Purchaser's special counsel) of each of the written instruments, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached Contracts Schedule, together with all
                                      ------------------
amendments, waivers or other changes thereto.

          5.15 Tax Matters.  Except as set forth on the Taxes Schedule attached
               -----------                              --------------
hereto:

          (a) the Sellers have timely filed all Tax Returns which are required to be filed by the Sellers, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

          (b) all Taxes due and payable by the Sellers, whether or not shown on a Tax Return, have been paid by the Sellers and no Taxes are delinquent;

          (c) during the past five (5) years with respect to federal, state and local Taxes, there has been no material action, suit, proceeding or audit or any notice of inquiry of any of the foregoing pending against or with respect to the Sellers regarding Taxes and, to the knowledge of the Sellers, no action, suit, proceeding or audit has been threatened against or with respect to the Sellers regarding Taxes;

          (d) none of the Sellers is a party to or bound by any Tax allocation or Tax sharing agreement, none has any current or potential material contractual obligation to indemnify any other Person with respect to Taxes, and none has any material liability for the Taxes of any Person (other than any of the Sellers), as a transferee or successor, by contract, or otherwise;

          (e) to the knowledge of the Sellers and the Current Owners, no claim has ever been made by a taxing authority in a jurisdiction where the Sellers do not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction;

          (f) each of the Sellers has made available to the Purchaser true, correct and complete copies of all income Tax Returns filed by such Person for the past three (3) years along with all private rulings (to the extent reasonably available or obtainable by the Sellers) and related material with respect to such period;

          (g) none of the Sellers has consented to extend the time, nor is the beneficiary of any extension of time, in which any federal or state income Tax may be assessed or collected by any taxing authority;

          (h) neither the Sellers nor any of the Current Owners expects any taxing authority to assess any material amount of additional Taxes (other than Taxes not yet due and payable) against the Sellers for any Tax period ending on or before the Closing;

          (i) there are no material Liens for Taxes (other than for Taxes not yet due and payable) upon the assets of the Sellers;

          (j) none of the Sellers will be required (i) as a result of a change in method of accounting for a Tax period ending prior to December 31, 1998, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any such Tax period or (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item of income or exclude any item of deduction from any Tax period;

          (k) none of the Current Owners is a "foreign person" for purposes of the withholding requirements of Section 1445(a) of the Code (or any corresponding provision of state, local or foreign Tax law), and none of the Sellers has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country;

          (l) a valid election to be an S Corporation (as defined in Section 1361 of the Code and any corresponding provision of state, local or foreign law) has been in effect with respect to the Parent and Investments at all times since April 1, 1996 and each of the Sellers (other than the Parent) has been a partnership for federal and all applicable state and local Tax purposes, in each case since the date of its formation; and

          (m)  the Taxes Schedule lists all income Tax Returns relating to
                   --------------
federal, state, and foreign income filed with respect to any of the Sellers for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

          5.16 Intellectual Property.
               ---------------------

          (a)  The Intellectual Property Schedule attached hereto identifies (i)
                   ------------------------------
each patent, trademark, servicemark, tradename, copyright or other registration which has been issued to the Sellers with respect to any Intellectual Property used by the Sellers, (ii) each pending patent application or application for registration which the Sellers have made with respect to any Intellectual Property used by the Sellers, (iii) each material item of unregistered Intellectual Property owned or used by the Sellers; (iv) each material license, agreement, or other permission which the Sellers have granted to any third party with respect to any Intellectual Property used by the Sellers (together with any exceptions), and (v) each material license, agreement or other permission under which the Sellers use any Intellectual Property owned by a third party.

          (b)  Except as set forth on the Intellectual Property Schedule, to the
                                          ------------------------------
knowledge of the Sellers and the Current Owners, the conduct of the Sellers' businesses and the Intellectual Property owned or used by the Sellers do not interfere with, infringe, misappropriate, or otherwise conflict with any Intellectual Property or other rights of third parties. None of the Sellers has received notice of any charge, complaint, claim or demand alleging any such interference, infringement, misappropriation or conflict. Except as set forth on the Intellectual Property Schedule, none of the Sellers has knowledge that
       ------------------------------
any third party has interfered with, infringed, misappropriated, or otherwise come into conflict with any Intellectual Property owned by the Sellers. Except as set forth on the Intellectual Property Schedule, the Sellers own or have
                    ------------------------------
valid and enforceable rights to use all material Intellectual Property necessary for the conduct of their Businesses.

          (c) None of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Sellers or that are designed, developed, implemented or managed by the Sellers in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing, and/or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          5.17 Insurance. The Insurance Schedule attached hereto sets forth the
               ---------      ------------------
following information with respect to each insurance policy insuring the properties, business or assets of the Sellers to which the Sellers is a party, a named insured, or otherwise the beneficiary of coverage: (a) the name of the insurer, the name of the policyholder, and the name of each covered insured; (b) the scope, period and amount of coverage; and (c) a description of any retroactive premium adjustments or other loss-sharing arrangements. To the knowledge of the Sellers and the Current Owners, with respect to each such insurance policy: (i) the policy is legal, valid, binding, and enforceable in accordance with its terms and is in full force and effect; (ii) none of the Sellers is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which with notice or lapse of time would constitute a breach or default by the Sellers or permit the insurer to terminate, modify, or accelerate, such policy; (iii) none of the Sellers has repudiated any provision of such policy; and (iv) the insurer is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the insurer or permit the Sellers to terminate, modify, or accelerate, such policy. The Insurance Schedule
                                                       ------------------
describes any self-insurance arrangements affecting the Sellers.

          5.18 Labor and Employment Matters.  Except as set forth in the Labor
               ----------------------------                              -----
Schedule, none of the Sellers is party to or bound by any collective bargaining
--------
agreement or other contractual arrangement with any labor organization. Except as set forth in the Labor Schedule, to the knowledge of the Sellers and the
                    --------------
Current Owners, with respect to the Sellers: (a) no executive, key employee or group of employees has any plans to terminate employment; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (c) no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists; (d) within the past five years no labor strike, work stoppage or slowdown has occurred, and none is underway or threatened; (e) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any material kind, pending or threatened in any forum, relating to an alleged violation or material breach by the Sellers (or their officers or directors) of any law, regulation or contract; and (f) none of the Sellers has committed any material act or omission giving rise to liability for any violation identified in subsection (e) above, or as a result of any material adverse workman's compensation experience. Any notice required under any law or collective bargaining agreement has been given, and, prior to Closing, the Sellers shall have bargained as required by law with any appropriate employee representative about the effects of the transactions contemplated by this Agreement. None of the Sellers has implemented any plant closing or mass layoff of employees of the Sellers as those terms are defined in the WARN Act or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to the Purchaser.

          5.19 Employee Benefits.
               -----------------

          (a)  Pension Plans.  Except as set forth on the Employee Benefits
               -------------                              -----------------
Schedule, none of the Sellers maintains, contributes to or has any material
--------
liability under (or with respect to) any Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), whether or not any such plan has been terminated, which provides benefits for employees or former employees of the Sellers or their predecessors, other than any such plan that is described in Section 5.19(c) below.
                     ---------------

          (b)  Welfare Plans.  Except as set forth on the Employee Benefits
               -------------                              -----------------
Schedule, with respect to all employees and former employees of the Sellers and
--------
their predecessors, none of the Sellers maintains or has any obligation to contribute to any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) and does not have any material liability with respect to any Employee Welfare Benefit Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees or their spouses or dependents (other than in accordance with Section 4980B(f) of the Code or other applicable law).

          (c)  Multiemployer Plans. Except as set forth on the Employee Benefits
               -------------------                             -----------------
Schedule, with respect to all employees and former employees of the Sellers and
--------
their predecessors, none of the Sellers has any obligation to contribute to (or any other liability with respect to) any (i) Multiemployer Plan (as defined in
Section 3(37) of ERISA) or (ii) any plan of the type described in Section 4063 and 4064 of ERISA or Section 413(c) of the Code. Except as set forth on the Employee Benefits Schedule, none of the Sellers has incurred any current or
--------------------------
potential withdrawal
liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan and no condition exists that presents a risk to the Sellers of incurring such a liability.

          (d)  Other Benefit Plans. Except as set forth on the Employee Benefits
               -------------------                             -----------------
Schedule, none of the Sellers maintains, contributes to or has any material
--------
liability under (or with respect to) any Employee Benefit Plan, whether or not any such plan has been terminated, which provides benefits for employees or former employees of the Sellers or their predecessors or their spouses or dependents other than any such plan that is described in Section 5.19(a), (b),
                                                         ---------------------
or (c) above or that provides discretionary bonuses and increases in
------
compensation in the ordinary course of business, and consistent with past practice.

          (e)  Administration and Compliance of the Plans.  The plans, programs,
               ------------------------------------------
policies and other arrangements set forth on the Employee Benefits Schedule in
                                                 --------------------------
response to Sections 5.19(a)-(d) are hereinafter referred to collectively as the
            --------------------
"Plans."  Except as set forth on the Employee Benefits Schedule, with respect to
 -----                               --------------------------
each of the Plans:

               (i) all payments, premiums, contributions or reimbursements for all periods ending prior to or as of the Closing Date that are required to be made under the Plans (or which would reasonably be expected to be made under the Plans in accordance with the historical practices of the Sellers) shall have been or will be made or properly accrued on the Latest Balance Sheet and the Closing Balance Sheet in accordance with GAAP;

               (ii) there is no unfunded liability that exists as of the Closing Date which is not reflected on the Latest Balance Sheet or which will not be reflected on the Closing Balance Sheet;

               (iii) to the knowledge of the Sellers and the Current Owners, except as set forth on the Employee Benefits Schedule, (A) there have been
                                --------------------------
     no violations of applicable law, including, without limitation, ERISA or the Code, with respect thereto (including, without limitation, any Prohibited Transactions (as defined in ERISA)); (B) the Sellers have performed all material obligations required to be performed by them with respect thereto; (C) no Fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets thereof; (D) no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets thereof (other than routine claims for benefits) is pending or threatened; and (E) there is no basis for any such action, suit, proceeding, hearing or investigation; and

               (iv) the Sellers have provided the Purchaser with a true and complete copy of each Plan that is set forth in writing and a summary of all material terms of each Plan that is not set forth in writing and the most recent annual report (under the Form 5500 series and including any financial statement or other attachments thereto) filed prior to the date of this Agreement with the Internal Revenue Service by the Sellers with respect to each Plan for which an annual report has been required under applicable law.

          5.20  No Material Adverse Change.  Since the December 31, 1998, there
                --------------------------
has not been any Material Adverse Change.

          5.21  Events Subsequent to Most Recent Fiscal Year End.
                ------------------------------------------------

          (a) Except as expressly contemplated by this Agreement or as set forth on the attached Subsequent Events Schedule, since January 1, 1999, none of
                      --------------------------
the Sellers has:

                (i) amended its organizational documents, issued (or agreed to issue) any notes, bonds or other debt securities or any capital stock, membership interests or other equity securities or any securities convertible, exchangeable or exercisable into any partnership interests or other equity securities;

                (ii) borrowed any material amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business or debt incurred under facilities existing prior to January 1, 1999 in an aggregate amount not to exceed $10 million;

                (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                (iv) declared or made any material payment or distribution of cash or other property to its stockholders, partners, members or other equity holders with respect to its capital stock, partnership or membership interests or other equity securities or purchased or redeemed any capital stock, partnership or membership interests or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock, partnership or membership interests or other equity securities);

                (v) mortgaged or pledged any material amount of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

                (vi) sold, leased, assigned or transferred any material amount of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

                (vii) sold, assigned, transferred or licensed any patents or patent applications, trademarks, service marks, trade names, internet domain names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

               (viii) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice;

               (ix)    entered into any material transaction with any Affiliate;

               (x) changed any material business practice or manner of dealing with any customer, supplier, subcontractor or sales representative;

               (xi) entered into or modified any employment contract or collective bargaining agreement, written or oral, or materially changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultants or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except for normal compensation increases or bonuses in the ordinary course of business consistent with past practice or as required by applicable law;

               (xii) undertaken any layoff of employees to which the WARN Act or the Older Workers Act could apply;

               (xiii) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (xiv) made capital expenditures or commitments that aggregate in excess of $50,000;

               (xv) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons in excess of $50,000 in the aggregate;

               (xvi) made any charitable contributions or pledges in excess of $5,000 to any single charitable organization;

               (xvii) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000 whether or not covered by insurance;

               (xviii) taken steps to organize any Subsidiary; or

               (xix) entered into any other material transaction not in the ordinary course of business.

          (b)  Except as set forth on the Political Contributions Schedule
                                          --------------------------------
attached hereto, (i) neither the Sellers nor any of their stockholders or members (or any such stockholder's or member's stockholders, partners or members) have at any time made any bribes, kickback payments or other illegal payments and (ii) neither the Sellers nor Wayne Carlisle have at any time made any payments for political contributions in excess of $25,000 in the aggregate in any of the most recent five calendar year (if such amount is exceeded, then each contribution of $1,000 or more should be identified on the Political Contributions Schedule).
                                    --------------------------------

          (c)  Except as set forth on the attached Subsequent Events Schedule,
                                                   --------------------------
since April 30, 1999, none of the Sellers has removed any assets from the investment accounts set forth on the Excluded Assets Schedule.
                                     ------------------------

          5.22 Environment, Health and Safety Matters.  Except as set forth on
               --------------------------------------
the Environmental and Safety Matters Schedule attached hereto:
    -----------------------------------------

          (a) To the knowledge of the Sellers and the Current Owners, each of the Sellers and their respective Affiliates has complied in all material respects and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

          (b) Without limiting the generality of the foregoing, to the knowledge of the Sellers and the Current Owners, each of the Sellers and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached Environmental and
                                                               -----------------
Safety Matters Schedule.
-----------------------

          (c) Neither the Sellers nor their respective Affiliates have received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) To the knowledge of the Sellers and the Current Owners, none of the following exists at any property or facility owned or operated by the
Sellers: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

          (e) To the knowledge of the Sellers and the Current Owners, none of the Sellers, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

          (f) Neither the Sellers nor any of their respective Affiliates has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any material liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (g) To the knowledge of the Sellers and the Current Owners, no facts, events or conditions relating to the past or present facilities, properties or operations of the Sellers or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          5.23 Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, no officer, director, employee, partner or
--------------------------------
Affiliate of any of the Sellers or any individual related by blood, marriage or adoption to any such individual or any entity (a "Related Entity") in which any
                                                  --------------
such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with any of the Sellers (other than at-will employment arrangements) or has any material interest in any material property used by the Sellers. The Affiliated Transaction Schedule
                                            -------------------------------
shall set forth all receivables from Affiliates ("Affiliate Receivables") and
                                                  ---------------------
Related Entities which are not otherwise Affiliates ("Related Entity
                                                      --------------
Receivables")  and payables to Affiliates ("Affiliate Payables") and Related
                                            ------------------
Entities which are not otherwise Affiliates ("Related Entity Payables") as of
                                              -----------------------
December 31, 1998 and as of the Closing Date (including without limitation, trade payables or accruals owing to related officers, directors, employees, partners, family members, or friends of any of the Sellers or Current Owners).

          5.24 Names and Locations.  Except as set forth on the attached Names
               -------------------                                       -----
and Locations Schedule, during the five-year period prior to the execution and
----------------------
delivery of this Agreement, none of the Sellers has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business.

          5.25 Suppliers and Customers.  The Suppliers and Customers Schedule
               -----------------------       --------------------------------
attached hereto accurately sets forth a list of the top ten customers and suppliers of the Sellers by dollar volume of sales and purchases, respectively, for each of the fiscal years ended December 31, 1998 and December 31, 1997. The Sellers have not received, to their knowledge, any written notice from any material supplier to the effect that, and the Sellers have no reason to believe that, such supplier will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Sellers (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the knowledge of the Sellers and the Current Owners, the Sellers have not received any written notice from any customer of the Sellers to the effect that, and the Sellers and the Current Owners have no reason to believe that, such customer will stop, or materially decrease the rate of, leasing equipment or purchasing services of the Sellers (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

          5.26 Seller Transactions.  None of the Sellers is a party to or bound
               -------------------
by any agreement with respect to a Seller Transaction other than this Agreement, and the Sellers have terminated all discussions with third parties regarding a Seller Transaction.

          5.27 Enterprise Zone Exemption.  To the knowledge of the Sellers and
               -------------------------
the Current Owners, (a) the Kentucky Enterprise Zone Authority (the "Authority")
                                                                     ---------
has approved the transfer of the Parent's Enterprise Zone Exemption (Enterprise Zone Business Number EZ8-0010) to the Purchaser pending notification of the Authority that the transactions contemplated hereby have been consummated (the "Approval") and (b) the Authority has not revoked, or in any way modified or
 --------
restricted, the Approval.

          5.28 Disclosure. Neither this Agreement nor any of the exhibits,
               ----------
schedules, or certificates supplied to the Purchaser by or on behalf of the Sellers with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. To the knowledge of the Sellers and the Current Owners, there is no fact which the Sellers have not disclosed to the Purchaser in this Agreement and the Schedules hereto and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

          5.29 Closing Date. The representations and warranties contained in
               ------------
this Article 5 and all information delivered in any schedule, attachment or
     ---------
Exhibit hereof or in any writing delivered to the Purchaser will be true and correct on the Closing Date as though then made, except for written disclosures made by the Current Owner Representative, on behalf of the Sellers and the Current Owners, to the Purchasers after the date hereof.

                                  ARTICLE 6.
             REPRESENTATIONS AND WARRANTIES OF THE CURRENT OWNERS

          As a material inducement to the Purchaser to enter into this Agreement and to purchase the Acquired Assets and to assume the Assumed Liabilities hereunder, each of the Current Owners hereby represents and warrants that with respect to itself and not with respect to any other Current Owner:

          6.1  Power and Authority.  Each Current Owner possesses all requisite
               -------------------
power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

          6.2  Execution; No Breach.  This Agreement has been duly executed and
               --------------------
delivered by each Current Owner. This Agreement and all other agreements contemplated hereby to which any Current Owner is a party each constitutes a valid and binding obligation of such Current Owner, enforceable in accordance with its terms. The execution and delivery by each Current Owner of this Agreement and all other agreements contemplated hereby to which such Current Owner is a party and the fulfillment of and compliance with the respective terms hereof and thereof by any Current

Owner (as the case may be) will not, upon Closing, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien upon such Current Owner's ownership interest in the Sellers pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to any law, statute, rule or regulation to which such Current Owner is subject, or any agreement, instrument, order, judgment or decree to which such Current Owner is subject.

          6.3  Title to Capital Stock.  Each Current Owner owns beneficially and
               ----------------------
of record and has good and marketable title to the capital stock of the Parent as set forth opposite such Current Owner's name on the Capitalization Schedule.
                                                       -----------------------

          6.4  Brokerage.  Except for the fees and expenses of McDonald &
               ---------
Company (which will be paid by the Sellers out of the Cash Purchase Price), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Current Owner.

          6.5  Seller Transactions.  No Current Owner is a party to or bound by
               -------------------
any agreement with respect to a Seller Transaction other than this Agreement, and each Current Owner has terminated all discussions with third parties regarding a Seller Transaction.

          6.6  Closing Date.  The representations and warranties of the Current
               ------------
Owners contained in this Article 6 and elsewhere in this Agreement and all
                         ---------
information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, any Current Owner or the Current Owners to the Purchasers, are true and correct on the date of this Agreement and shall be true and correct on the date of the Closing as though then made.

                                  ARTICLE 7.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          As a material inducement to the Sellers and the Current Owners to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants that:

          7.1  Organization, Power and Authority.  The Purchaser is a limited
               ---------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

          7.2  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, have been duly authorized by such Purchaser. This Agreement and all other agreements contemplated hereby to which the Purchaser is a party each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The execution and delivery by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, the purchase of the Acquired Assets and the assumption of the Assumed Liabilities hereunder and compliance with the respective terms hereof and thereof by the Purchaser, will not, upon Closing, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien, upon the Purchaser's assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under,
(e) result in a violation of, or (f) except with respect to approvals under the HSR Act, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of the Purchaser, or any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

          7.3  Capitalization.  As of the date hereof, and without giving effect
               --------------
to the amendment and restatement of the Holdings' Amended and Restated Limited Partnership Agreement, the outstanding partnership interests of Holdings are held beneficially and of record by the Persons as set forth on the Holdings
                                                                   --------
Schedule attached hereto.  Except as set forth on the Holdings Schedule,
--------                                              -----------------
Holdings will not, as of the Closing Date, have outstanding any partnership interests convertible or exchangeable for any partnership interests or containing any profit participation features, nor any rights or options to subscribe for or to purchase its partnership interests or any partnership interests or securities convertible into or exchangeable for its partnership interests or any partnership interest appreciation rights or phantom partnership interest plans. Except as set forth on the Holdings Schedule, Holdings is not
                                            -----------------
subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any partnership interests or any warrants, options or other rights to acquire its partnership interests, other than pursuant to the Amended and Restated Limited Partnership Agreement and the Securityholders Agreement.
As of the date hereof and as of the Closing and immediately thereafter, all of Holdings' outstanding partnership interests are or shall be validly issued, fully paid and nonassessable.

          7.4  Noncontravention.  Except as set forth on the Purchaser
               ----------------                              ---------
Noncontravention Schedule attached hereto, neither the execution and the
-------------------------
delivery of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, will (a) violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser, ACR or Holdings is subject, (b) violate any provision of any of Holdings', ACR's or the Purchaser's organizational documents or (c) materially conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Holdings, ACR or the Purchaser is a party or (d) result in the imposition of any security interest upon any material assets of the Purchaser, ACR or Holdings. Except with respect to approvals under the HSR Act and except as set forth on the Purchaser Noncontravention
                                                 --------------------------
Schedule, to the Purchaser's knowledge,  none of the Purchaser, Holdings or ACR
--------
is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for (i) the Parties to consummate the transactions contemplated by this Agreement and (ii) the Purchaser to carry on the Businesses after the Closing in substantially the same manner as presently conducted.

          7.5  Subsidiaries and Investments.  Except as set forth on the
               ----------------------------
Holdings Subsidiaries Schedule attached hereto, Holdings does not own, directly
------------------------------
or indirectly, any stock, partnership interest, membership interests, joint venture interest or other security or interest in any other Person. The Holdings Subsidiaries Schedule also sets forth the Persons owning the equity
------------------------------
interests in any entity listed thereon pursuant to the previous sentence. Except as set forth on the Holdings Subsidiaries Schedule, there are no
                           ------------------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any entity listed on the Holdings Subsidiaries Schedule is a party or
                               ------------------------------
which are binding upon any such entity providing for the issuance, disposition or acquisition of any of its equity interests. There are no outstanding or authorized stock or equity appreciation, phantom stock or equity or similar rights with respect to any entity listed on the Holdings Subsidiary Schedule.
                                                ----------------------------
Except as set forth on the Holdings Subsidiary Schedule, there are no voting
                           ----------------------------
trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock or equity interests of any entity listed thereon. None of the entities listed on the Holdings Subsidiaries Schedule is subject to
                                   ------------------------------
any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any of its equity interests.

          7.6  Litigation.  The Purchaser Litigation Schedule attached hereto
               ----------       -----------------------------
sets forth each instance in which Holdings, the Purchaser, ACR or any of their respective assets (a) is subject to any material outstanding injunction, judgment, order, decree, ruling, settlement or charge or (b) is a party or subject to, or is, to its knowledge, threatened to be made a party or be made subject to, any material action, suit, proceeding (including, without limitation, any proceeding in eminent domain or similar proceeding), hearing, or investigation of, in, or before any court, or any arbitrator or other body or administrative agency of any federal, state, local, or foreign jurisdiction.

          7.7  No ACR Material Adverse Change.  Since the December 31, 1998,
               ------------------------------
there has not been any ACR Material Adverse Change.

          7.8  Affiliated Transactions.  Except as set forth on the attached ACR
               -----------------------                                       ---
Affiliated Transactions Schedule, no officer, director, employee, partner or
--------------------------------
Affiliate of ACR or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with ACR (other than at-will employment arrangements) or has any material interest in any material property used by ACR.

          7.9  SEC Reports.
               -----------

          (a) Holdings has filed all required forms, reports and documents with the United States Securities and Exchange Commission (the "SEC") required to be
                                                           ---
filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Holdings Reports"), all of which have complied
                                 ----------------
in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act.

          (b) None of the Holdings Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          7.10 Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Purchaser.

          7.11 Closing Date.  The representations and warranties of the
               ------------
Purchaser contained in this Article 7 and elsewhere in this Agreement are true
                            ---------
and correct as of the date of this Agreement and shall be true and correct on the date of the Closing as though then made.


                                  ARTICLE 8.
                             ADDITIONAL AGREEMENTS

          8.1  Indemnification.
               ---------------

          (a)  Survival of Representations and Warranties.  Subject to the
               ------------------------------------------
limitations contained in this Section 8.01, all representations, warranties
                              ------------
covenants and agreements contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf, the knowledge of any such Party's officers, directors, partners, members, employees or agents, or the acceptance of any certificate or opinion.

          (b)  Indemnification of the Purchaser by the Sellers and Current
               -----------------------------------------------------------
Owners.

               (i)  Obligation.  The Sellers and the Carlisle Current Owners
                    ----------
     agree to jointly and severally indemnify, and the Bushman Current Owners agree to severally (and not jointly and severally) indemnify, the Purchaser and each of its officers, directors, stockholders, employees, agents, members, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and against
          -----------------
     and pay on behalf of or reimburse such Purchaser Parties in respect of the entirety of any Loss which the Purchaser Parties may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

                    (A) the breach of any representation or warranty made by the Sellers or any Current Owner in this Agreement or in any certificate delivered in connection with this Agreement by the Sellers or any Current Owner (disregarding any materiality, knowledge or Material Adverse Effect qualifications with respect to any such representation, warranty, covenant or agreement, except in instances when knowledge relates to "threatened" matters or with respect to the representations and warranties contained in Section 5.27);
                                                      ------------

                    (B) the breach of any covenant or agreement made by the Sellers or any Current Owner contained in this Agreement or any certificate delivered by the Sellers or any Current Owner to the Purchaser with respect thereto in connection with the Closing, other than the unintentional breach of any covenant or agreement set forth in Article 4 hereof;
             ---------

                    (C) the unintentional breach of any covenant or agreement set forth in Article 4 hereof by the Sellers or any Current Owner;
                       ---------

                    (D) any claims of any brokers or finders claiming by, through or under the Sellers or the Current Owners with respect to the transactions contemplated hereby;

                    (E) any facts, events, circumstances or conditions relating to the Sellers, the Businesses or the Acquired Assets and existing or occurring at or prior to the Closing (other than with respect to the Assumed Liabilities), including, without limitation, any Excluded Liabilities (which the Parties acknowledge shall include, without limitation, each of the litigation matters set forth on the Litigation
                                                                      ----------
          Schedule);
          ---------

                    (F) the failure to file on a timely basis annual reports (on the Form 5500 series) for the Carlisle Construction Co., Inc. Employee Benefit Plan (formerly known as the Carlisle Enterprises, Inc. Employee Benefit Plan and which Plan provides health, dental, life, accidental death and dismemberment, long-term disability and short-term disability benefits) for the plan years beginning in 1996 and 1997; and

                    (G) (1) the imposition of a complete or partial withdrawal liability on the Purchaser by the Central States, Southeast and Southwest Areas Pension Fund (the "Central States Pension Fund") to
                                             ---------------------------
          the extent (but only to the extent) by which the amount of such complete or partial withdrawal liability imposed on the Purchaser by the Central States Pension Fund exceeds the amount of such withdrawal liability which would have been imposed on the Purchaser if the sale of assets provided for in this Agreement did not qualify under Section 4204 of ERISA with respect to the Central States Pension Fund and if the Purchaser's withdrawal liability had thus been determined without regard to any contributions which the Sellers were required to contribute to the Central States Pension Fund with respect to periods prior to the Closing and (2) the reasonable costs incurred by the Purchaser in order to comply with Section 4204 of ERISA, including, without limitation, the cost of providing a bond, if necessary.

     Notwithstanding anything to the contrary contained in this Section 8.01,
                                                                ------------
     the aggregate amount of all payments made by Wayne Carlisle, Trustee U/A James E. Bushman T.A. 5/16/98 and Wayne Carlisle, Trustee U/A James E. Bushman I.T.A. 11/25/98 in satisfaction of claims for indemnification pursuant to this Section 8.01 shall not exceed the percentage of the Purchase Price set forth next to such Current Owner's name on the Schedule of Current Owners. In addition, notwithstanding anything to the
     --------------------------
     contrary contained in this Section 8.01, to the extent that any claim for
                                ------------
     indemnification can be brought pursuant to Section 8.01(b)(i) (E) above,
                                                ----------------------
     the Purchaser Parties shall bring such claim pursuant to Section
                                                              -------
     8.01(b)(i)(E).
     -------------

               (ii)   Survival Date. The Sellers and the Current Owners will not
                      -------------
     be liable with respect to any claim for the breach or inaccuracy of any representation or warranty unless written notice of a clam thereof is delivered to the Current Owner Representative prior to the Survival Date. For purposes of this Agreement, the term "Survival Date" shall mean the
                                               -------------
     first anniversary of the Closing Date; provided that the Survival Date with
                                            --------
     respect to the following Losses shall be as follows: (A) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers and the Current Owners set forth in Section 5.15
                                                                   ------------
     (Tax Matters) and Section 5.21(b) (Events Subsequent to Most Recent Fiscal
                       ---------------
     Year End), the Survival Date shall be the 60th day after expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled); (B) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers and the Current Owners set forth in Section 5.11
                                                                   ------------
     (Title to Personal Property) and Section 5.12 (Title to Real Property), the
                                      ------------
     Survival Date shall be the fifth anniversary of the Closing Date; (C) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers and the Current Owners set forth in Section 5.09 (Legal Compliance) and Section 5.22 (Environmental,
              ------------                        ------------
     Health and Safety Matters), the Survival Date shall be the third anniversary of the Closing Date and (D) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers and the Current Owners set forth in Section 5.01 (Organization),
                                                 ------------
     Section 5.02 (Authorization), Section 5.03 (Capitalization and Related
     ------------                  ------------
     Matters), Section 5.05 (Brokerage), Section 5.06 (Subsidiaries and
               ------------              -------------
     Investments) and Section 5.26 (Seller Transactions) and Article 6, there
                      ------------                           ---------
     shall be no Survival Date (i.e., such representations and warranties shall survive forever). The Parties agree that so long as written notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is resolved and the Sellers and the Current Owners shall be required to indemnify the Purchaser Parties for all Losses (subject to the limitations set forth in clause (iii) below) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

               (iii)  Limitations.  The indemnification provided for in Section
                      -----------                                       -------
     8.01(b)(i)(A) and (C) is subject to the following limitations:
     ---------------------

                      (A) no amount of indemnity shall be payable pursuant to
          Section 8.01(b)(i)(A) or (C) unless, until and only to the extent that
          ----------------------------
          the aggregate amount of all Losses suffered by the Purchaser Parties pursuant to Section 8.01(b)(i)(A) and (C) exceeds $760,000 (the
                      -----------------------------
          "Deductible"); provided, however, that the Deductible shall not apply
          -----------    --------
          with respect to any Losses resulting from or relating to breaches of representations and warranties contained in Sections 5.01, 5.02, 5.03,
                                                      --------------------------
          5.05, 5.06,
          ------------

          5.07, 5.11, 5.12 and Article 6 and such Losses shall not count towards
          ----------------     ---------
          satisfaction of the Deductible; and

                    (B) the aggregate amount of all payments made by the Seller and the Current Owners in satisfaction of claims for indemnification pursuant to Section 8.01(b)(i)(A) and (C) shall not exceed $10,000,000
                      -----------------------------
          (the "Cap"); provided, however, that the Cap shall not apply with
                ---    --------
          respect to any Losses resulting from or relating to breaches of representations or warranties contained in Sections 5.01, 5.02, 5.03,
                                                     --------------------------
          5.05, 5.06, 5.07, 5.11, 5.12 and Article 6 and such Losses shall not
          ----------------------------     ---------
          count towards satisfaction of the Cap.

     Notwithstanding anything to the contrary contained in this Section 8.01,
                                                                ------------
     with respect to any claim for breaches of any representation or warranty contained in Article 5 the Purchaser Parties shall not be entitled to make
                  ---------
     a claim for indemnification against the Sellers and Current Owners if the Losses the Purchaser Parties may suffer, sustain or become subject to, or a result of a particular breach are less than $5,000 (the "Mini-Basket");
                                                              -----------
     provided that (1) if the Losses related to such claim equals or exceeds the
     --------
     Mini-Basket, the Purchaser Parties shall be entitled to make a claim for indemnification with respect to such particular breach for the entire amount of the Losses related thereto, subject to the Deductible and the Cap and (2) for purposes of this provision, any claim or series of related claims arising out of or relating to the same or related facts, circumstances, occurrences, transactions or conditions shall constitute one claim with respect to any particular breach.

          (c)  Indemnification of the Sellers and the Current Owners by the
               ------------------------------------------------------------
Purchaser.
---------

               (i) The Purchaser agrees to indemnify the Sellers and the Current Owners (the "Seller Parties") and hold each of them harmless
                          --------------
     against any Loss which any of them may suffer, sustain or become subject to, as the result of, arising out of, relating to or in connection with (A) the breach by the Purchaser of any representation or warranty made by the Purchaser in this Agreement or in any certificate delivered in connection with this Agreement by the Purchaser, (B) the breach of any covenant or agreement made by the Purchaser contained in this Agreement or in any certificate delivered in connection with this Agreement by the Purchaser,
     (C) any claims of any brokers or finders claiming by, through or under the Purchaser or (D) any Assumed Liabilities.

               (ii)  The indemnification provided for in Section 8.01(c)(i)(A)
                                                         ---------------------
     is subject to the following limitations:

                     (A) no amount of indemnity shall be payable pursuant to
          Section 8.01(c)(i)(A) unless, until and only to the extent that the
          ---------------------
          aggregate amount of all Losses suffered by the Seller Parties pursuant to Section 8.01(c)(i)(A) exceeds the Deductible; provided, however,
             ---------------------                         --------
          that the Deductible shall not apply with respect to any Losses resulting from or relating to breaches of representations and warranties contained in Sections 7.01, 7.02 and 7.10 and such Losses
                                  ----------------------------
          shall not count towards satisfaction of the Deductible; and

                    (B) the aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to
          Section 8.01(c)(i)(A) shall not exceed the Cap; provided, however,
          ---------------------                           --------
          that the Cap shall not apply with respect to any Losses resulting from or relating to breaches of representations or warranties contained in Sections 7.01, 7.02 and 7.10 and such Losses shall not count towards
          ----------------------------
          satisfaction of the Cap.

          (d)  Defense of Claims.  If a party hereto seeks indemnification under
               -----------------
this Section 8.01, such party (the "Indemnified Party") shall give written
     ------------                   -----------------
notice to the other party (the "Indemnifying Party") after receiving written
                                ------------------
notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the
                                                            --------
failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.01, the Indemnified Party shall
                                    ------------
promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying
                   --------
Party's right to assume control of such defense, it must first:

               (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim; and

               (ii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to
    -------- -------
assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (A) seeks non-monetary relief, (B) involves criminal or quasi-criminal allegations, (C) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (D) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

          If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnified Party has been advised by legal counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

          If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (e)  Payments. Any indemnification pursuant to this Section 8.01 shall
               --------                                       ------------
be effected by wire transfer of immediately available funds from one or more of the Sellers or the Current Owners, on the one hand, or the Purchaser, on the other hand, as the case may be, to an account designated by the Current Owner Representative or the Purchaser, as the case may be, within three (3) days after the determination thereof, whether pursuant to a Final Determination (as defined in Section 8.02 below), settlement or agreement among the Parties; provided
   ------------                                                    --------
that, the Purchaser, at its option, may satisfy any portion of such indemnification payments due to it from the Sellers or the Current Owners by offset against any amounts currently distributable, or to become distributable in the future, by Holdings in respect of the Unreturned Capital of the Class B Preferred Units and the Unpaid Class B Preferred Yield of the Class B Preferred Units (as each such term is defined in the Amended and Restated Limited Partnership Agreement). Any such indemnification payments shall include interest at the lesser of (i) 8.00% and (ii) the maximum rate permitted by applicable usury laws, from the date any such Loss is suffered or sustained to the date of payment. Interest on such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. All indemnification payments to or for the benefit of the Purchaser Parties under this Section 8.01 shall be deemed adjustments to the Cash Purchase Price.
           ------------

          (f)  Taxes, Insurance and Reserves.  Any Loss for which an Indemnified
               -----------------------------
Party claims indemnification under this Section 8.01 shall take into account (i)
                                        ------------
the proceeds of any insurance actually received by the Indemnified Party with respect to such Loss (the "Insurance Recovery Amount") and (ii) the amount of
                           -------------------------
any reduction in Tax that (A) is actually realized by a reduction in Taxes actually paid or by a refund actually received by the Indemnified Party or any Affiliate and (B) is attributable to any deduction, loss, credit or other tax benefit resulting from or arising out of such Loss (the "Tax Reduction Amount"),
                                                         --------------------
and (iii) any specific reserves against such Losses, but only to the extent of such specific reserves set forth on the Closing Balance Sheet. Any indemnification payment under this Section 8.01 shall initially be made without
                                   ------------
regard to this Section 8.01(f) (other than with respect to clause (iii) in the
               ---------------
preceding sentence which will be taken into account at the time the indemnification payment is made) and the Indemnified Party shall remit to the Indemnifying Party the Tax Reduction Amount or the Insurance Recovery Amount, as the case may be, when the Indemnified Party actually realizes the Tax Reduction Amount or actually receives the Insurance Recovery Amount. The amount of a Loss for purposes of the Mini-Basket, Deductible and Cap hereunder shall be finally determined after taking into account the net effect of the provisions of this Section 8.01(f).
     ---------------

          (g)  Exclusive Remedy.  The Parties acknowledge and agree that the
               ----------------
indemnification provisions contained in this Section 8.01 shall be the exclusive
                                             ------------
remedy of the Parties with respect to money damages for any breach or noncompliance with the provisions of this Agreement or any agreement, certificate, instrument or document delivered in connection herewith.

          (h)  Certain Tax Matters.
               -------------------

               (i) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid when due as follows: 50% by the Sellers or the Current Owners (up to a maximum amount of $105,000) and the remainder by the Purchaser. The Sellers and the Current Owners shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

               (ii) All real property taxes, personal property taxes, ad valorem
                                                                      -- -------
     obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Acquired Assets, other than conveyance taxes provided for in clause (i) above, for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Sellers and the Purchaser as of the Closing Date based on the number of days of such taxable period included in the pre-Closing Tax period and the number of days of such taxable period included in the post-Closing period. The Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the pre-Closing Tax period. Within 90 days after the Closing, the Sellers and the Purchaser shall present a reimbursement to which each is entitled under this Section together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, the Sellers shall notify the Purchaser upon receipt of any bill for Taxes relating to the Acquired Assets, part or all of which are attributable to the post-Closing Tax period, and shall promptly deliver such bill to the Purchaser who shall pay the same to the appropriate taxing authority, provided that if such bill covers the pre-Closing Tax period, the Sellers shall also remit prior to the due date of assessment to the Purchaser payment for the proportionate amount of such bill that is attributable to the pre-Closing Tax period. In the event that either the Sellers or the Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section, the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

     Any payment required under this Section 8.01(h)(ii) and not made within 10
                                     -------------------
     days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

          8.2  Dispute Settlement.
               ------------------

          (a) Each Party agrees that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 8.01 (the "Disputes");
                                               ------------       --------
provided that, nothing in this Section 8.02 shall prohibit a Party from
--------                       ------------
instituting litigation to enforce any Final Determination (as defined below). The Parties hereby acknowledge and agree that, except as otherwise provided in subparagraph (f) below or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Pennsylvania Arbitration Act.

          (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Party") may, within 45 business days after
                        ---------------
delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of
                                                         ---------
Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

          (c) The Disputing Party, on the one hand, and the other Parties involved therein, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Disputing Party's Arbitrator" and
                                             ----------------------------
the "Non-Disputing Party's Arbitrator," respectively).  In the event that either
     --------------------------------
Party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 8.02. If the Disputing Party's Arbitrator and the Non-
              ------------
Disputing Party's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each prepare a list of three independent arbitrators. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator.

          (d) The arbitrators selected pursuant to subparagraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Disputing Party submits a claim for $1,000 and if the other Parties involved in the Dispute contest only $500 of the amount claimed by the Disputing Party, and if the arbitrators ultimately resolve the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 40% (i.e., 200 ) 500) to the Disputing Party and 60% (i.e., 300 ) 500) to the other Parties involved in the Dispute.

          (e) The arbitration shall be conducted in Pittsburgh, Pennsylvania under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of the Parties. The arbitrators shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is
                                                    -------------------
made or rendered as soon as practicable, but in no event later than the earlier to occur of (i) the date which is 90 business days after the delivery of the Notice of Arbitration and (ii) the date which is 10 days after the completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

          (f) A Party may enforce any Final Determination in any state or federal court located in Pittsburgh, Pennsylvania. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

          8.3  Noncompete and Nonsolicitation.
               ------------------------------

          (a) As an inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, each of the Sellers, each of the Current Owners and each of Bryan Carlisle and Robert Carlisle (each, individually, a "Noncompete Party" and, collectively, the "Noncompete Parties")
                 ----------------                          ------------------
hereto agrees as follows:

               (i) Each of Wayne Carlisle, Bryan Carlisle and Robert Carlisle acknowledges and agrees (A) that he will be a direct and/or indirect beneficiary of the payment of the Purchase Price to be paid to the Sellers hereunder as the direct and/or indirect beneficiary of certain of the Current Owners and/or the holder of Phantom Stock under the Phantom Stock Plan and (B) that in the course of his several years of management of and employment with the Sellers that he has become familiar with the trade secrets and other confidential information of the Sellers and that his services have been special, unique and of extraordinary value to the Sellers. Therefore, in further consideration of the payment of the Purchase Price to the Sellers hereunder, during the period from the Closing Date to and including the fifth anniversary of the Closing Date (the "Noncompete Period"), the Noncompete Parties shall not have any
           -----------------
     affiliation (as defined below) with any Person, anywhere in the world which engages in the Businesses (a "Competitive Entity"); provided that nothing
                                   ------------------    --------
     contained herein shall be construed to prohibit any Noncompete Party from purchasing up to an aggregate of 2% of any class of the outstanding voting securities of any Person whose securities are listed on a national securities exchange or traded in the NASDAQ national market system (a "Public Company") (including, for purposes of calculating the percentage of
      --------------
     such securities which may be purchased by any Seller or Applicable Current Owner, the securities of such Public Company then owned by all Affiliates of such Noncompete Party to the extent such Persons are acting in concert or otherwise constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act), if the Noncompete Party does not have an active role in the management of such Public Company, (it being understood that the exercise of voting rights with respect to any such voting securities, in and of itself, shall not constitute such a role). For purposes of this
     Section 8.03, the term "affiliation" shall mean any direct or indirect
     ------------            -----------
     interest in or involvement with a Person, whether as an officer, director, employee, investor, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise; and

               (ii) during the Noncompete Period, each Noncompete Party shall not, and shall not permit any of its or his Affiliates to (i) induce or attempt to induce any employee of the Purchaser or any of its Affiliates to leave the employ of the Purchaser or such Affiliate, (ii) hire directly or through an Affiliate any person who is or was an employee of the Purchaser or any of its Affiliates within the six-month period prior to the date of hire, other than persons who were involuntarily terminated by the Purchaser or its Affiliates, or (iii) call on, service or solicit any customer, supplier, lessee or other business relation of the Purchaser or any of its Affiliates on behalf of a Competitive Entity or in any way interfere with the relationship between any such customer, supplier, lessee or business relation of the Purchaser or its Affiliates.

          (b)  Notwithstanding anything in this Section 8.03 to the contrary, if
                                                ------------
at any time, in any judicial proceeding, any of the restrictions stated in this
Section 8.03 are found by a final order of a court of competent jurisdiction to
------------
be unreasonable or otherwise unenforceable under circumstances then existing, each of the Noncompete Parties agrees that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the Parties that the restrictions contained herein shall be effective to the fullest extent permissible. Each of the Noncompete Parties acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of Section 8.03 and that, in such event, the Purchaser or its
              ------------
successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this Section 8.03 (including the extension of
                                     ------------
the Noncompete Period applicable to such Noncompete Party by a period equal to the length of court proceedings necessary to stop such violation); provided that such Noncompete Party is found to have been in
            --------
violation of the provisions of this Section 8.03. Any injunction shall be
                                    ------------
available without the posting of any bond or other security. In the event of an alleged breach or violation by any Noncompete Party of any of the provisions of this Section 8.03, the Noncompete Period will be tolled for it or him until such
     ------------
alleged breach or violation is resolved; provided that if it or he is found to
                                         --------
have not violated the provisions of this Section 8.03, then the Noncompete
                                         ------------
Period will not be deemed to have been tolled. Each of the Noncompete Parties agrees that the restrictions contained in Section 8.03 are reasonable in all
                                          ------------
respects.

          (c) Each of Bryan Carlisle and Robert Carlisle hereby acknowledge and agree that, as a result of the consummation of the transactions contemplated herein, he will receive significant financial benefits as an indirect beneficiary of certain of the Current Owners and as a holder of Phantom Stock under the Phantom Stock Plan.

          8.4  Powers of Attorney.  Each of the Sellers and Current Owners
               ------------------
irrevocably constitutes and appoints Wayne Carlisle (the "Current Owner
                                                          -------------
Representative") as such Person's true and lawful attorney-in-fact and agent and
--------------
authorizes him acting for such Person and in such Person's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and all of the other documents and agreements (collectively, the "Transaction Documents") contemplated hereby, as fully to all intents and
 ---------------------
purposes as such Person might or could do in person, including, without limitation:

          (a) execute and deliver any and all of this Agreement or the agreements, documents or instruments contemplated hereby;

          (b) execute and deliver such amendments, modifications, alterations and waivers to this Agreement or the agreements, documents or instruments contemplated hereby from time to time as the Current Owner Representative deems necessary or advisable;

          (c) designate accounts for payment of the Cash Purchase Price, and any other amounts owed to the Sellers pursuant to this Agreement or the agreements, documents or instruments contemplated hereby;

          (d) determine the Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount;

          (e) agree or disagree with the determination of Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount;

          (f) reach agreement with the Purchaser with respect to Net Asset Value, the Deduction Amount, the Tax Amount and the Net Income Amount or select an Auditor to make a determination thereof;

          (g) deliver and receive opinions, certificates and other documents required at or in connection with this Agreement or the agreements, documents or instruments contemplated hereby or the transactions contemplated hereby or thereby, and to agree to waivers or modifications of any such opinions, certificates or other documents;

          (h) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 8.01 above;
                                  ------------

          (i) deliver all notices required to be delivered by such Person under this Agreement, including, without limitation, any notice of a claim, for which indemnification is sought under Section 8.01 above, any notice of a third party
                                ------------
claim under Section 8.01 above, and any notice of a dispute under Section 8.02
            ------------                                          ------------
above;

          (j) receive all notices required to be delivered to such Person under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 8.01 above, any notice of a third party
                                ------------
claim under Section 8.01 above, and any notice of a dispute under Section 8.02
            ------------                                          ------------
above; and

          (k) take any and all action on behalf of such Person from time to time as the Current Owner Representative may deem necessary or desirable to resolve and/or settle claims under this Agreement, including, without limitation, Section 8.01 above.
            ------------

Each of the Sellers and the Current Owners grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the agreements contemplated hereby, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Current Owner Representative may lawfully do or cause to be done by virtue hereof. Each of the Current Owners acknowledges and agrees that upon execution and delivery by the Current Owner Representative of this Agreement and the agreements, documents or instruments contemplated hereby or any amendments, modifications, alterations or waivers hereof or thereof or any other agreements, opinions, certificates and other documents executed and delivered by the Current Owner Representative pursuant to this Section 8.04, such Person shall be bound by such documents as fully as if
     ------------
such Person had executed and delivered such documents.

          8.5  Replacement of the Current Owner Representative.  Upon the death,
               -----------------------------------------------
disability or incapacity of the initial Current Owner Representative appointed pursuant to Section 8.04 above, each of the Sellers and the Current Owners
            ------------
acknowledges and agrees that the Current Owner Representative's executor, guardian or legal representative, as the case may be, shall appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Current Owner Representative hereunder within ten (10) days.

          8.6  Actions of the Current Owner Representative; Liability of the
               -------------------------------------------------------------
Current Owner Representative.  Each Seller and each Current Owner agrees that
----------------------------
the Purchaser shall be entitled to rely on any action taken by the Current Owner Representative, on behalf of the Sellers and the Current Owners, pursuant to
Section 8.04 above (each, an "Authorized Action"), and that each
------------                  -----------------

Authorized Action shall be binding on each Seller and each Current Owner as fully as if such Current Owner had taken such Authorized Action. The Purchaser agrees that the Current Owner Representative shall have no liability to the Purchaser Parties for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers and the Current Owners jointly and severally agree to pay, and to indemnify and hold harmless the Purchaser Parties from and against any Losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Sellers and the Current Owners.

          8.7  Sellers' Name Changes.  As soon as practicable after the Closing,
               ---------------------
the Sellers will change their corporate name to names which are not (and which are not confusingly similar to) "Carlisle" it being the intent of the Parties that from and after the Closing the Purchaser will have the sole right as against the Sellers, the Current Owners and all other Persons to conduct business under such name and that the Purchaser will commence doing so at the time of the Closing; provided that the Sellers and the Current Owners may use
                     --------
the name "Carlisle" in connection with the types of activities set forth on the "Use of the Carlisle Name Schedule," as long as such uses do not involve
 ---------------------------------
activities which are in any way related to or similar to the Businesses.

          8.8  Employees.
               ---------

          (a) The Sellers have provided the Purchaser with a true, correct and complete list of all of the Sellers' employees indicating the rate of pay of each such employee during the twelve months preceding the date hereof and the status of each such employee as active, on leave, full-time, part-time or otherwise.

          (b)  Except for the employees set forth on the "Excluded Employees
                                                         ------------------
Schedule" attached hereto (the "Excluded Employees") and except for employees
--------                        ------------------
covered by assumed collective bargaining agreements (whose rights are set forth therein), the Purchaser will offer at-will employment to all active full-time employees of the Sellers as of the Closing Date (the "Continuing Employees") on
                                                      --------------------
terms and conditions which, in the aggregate, are substantially equivalent to those applicable to such persons' terms and conditions of employment with the Sellers immediately prior to the Closing Date. Nothing in this Section 8.7
                                                                -----------
shall obligate the Purchaser to continue to employ any Continuing Employee for any period of time.

          (c) The Purchaser and the Sellers acknowledge that the Purchaser is purchasing substantially all of the property used in the Businesses. In connection therewith, the Purchaser shall employ the Continuing Employees who immediately before the Closing Date were employed in the Businesses by the Sellers. Pursuant to Rev. Proc. 96-60, 1996-2 C.B.399, provided that the Sellers provide the Purchaser with all necessary payroll records for the calendar year that includes the Closing Date, the Purchaser shall furnish a Form W-2 to each Continuing Employee employed by the Purchaser who had been employed by the Sellers disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and the Sellers shall be relieved of the responsibility to do so.

          (d) Except for any such amounts which are set forth on the Closing Balance

Sheet, the Sellers will be responsible for and shall pay on or prior to the Closing Date to the Sellers' employees (i) all amounts of wages, bonuses and other renumeration (including, without limitation, discretionary benefits and bonuses) payable to such employees with respect to the period ending on the day prior to the Closing Date, (ii) any workers' compensation claims, amounts payable under Plans maintained by the Sellers and other amounts payable on an ongoing basis to such employees in connection with events or incidents occurring prior to the Closing Date, except to the extent that such amounts are paid under insurance, (iii) amounts equal to the vacation pay, sick leave pay and floating holiday pay earned or accrued by such employees as of the close of business on the Closing Date, whether or not such pay is vested or has been accrued on the books of the Sellers at such close of business, based upon the remuneration of such employees, normally used in computing such vacation pay, sick leave pay and floating holiday pay and (iv) all severance payments, if any, due to such employees as a result of the termination of their employment with the Sellers. The Sellers shall not have any responsibility for payments with respect to the items identified in the preceding sentence which arise solely after the Closing Date. The Sellers shall also be responsible for and shall pay any related payroll burden (including, without limitation, FICA and other employment taxes) with respect to payments made under this Section 8.08(d).
                                         ---------------

          8.9  Third Party Consents. Notwithstanding anything to the contrary
               --------------------
contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any instrument, contract, lease, license, permit or other agreement or arrangement which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the "Unassigned Contracts"). The beneficial interest in and to
                    --------------------
each Unassigned Contract shall in any event pass to the Purchaser at the Closing; and the Sellers covenant and agree to cooperate with the Purchaser in any lawful and economically feasible arrangement to provide the Purchaser with the Sellers' entire interest in the benefits under each of the Unassigned Contracts. If and only if the Purchaser receives the economic benefits under an Unassigned Contract, the Purchaser agrees to accept the burdens and perform the obligations under such Unassigned Contract as subcontractor of the Sellers. Furthermore, if the other party(ies) to an Unassigned Contract subsequently consent to the assignment of such contract to the Purchaser (without modification thereto which is adverse to the Purchaser), the Purchaser shall thereupon agree to assume and perform all liabilities and obligations arising thereunder after the date of such consent, at which time such Unassigned Contract shall be deemed an Acquired Asset. The Sellers and the Current Owners agree to indemnify the Purchaser and hold it harmless against any Losses which the Purchaser may suffer, sustain or become subject to, as a result of any claims by any party to any of the Unassigned Contracts for breach of contract in connection with the consummation of the transactions contemplated by this Agreement.

          8.10 Bulk Sales Law.  The Sellers will bear any loss, liability,
               --------------
obligation or cost suffered by the Sellers or the Purchaser as a result of the Sellers' noncompliance with any provision of any bulk sales law which is applicable to the transfer of the Acquired Assets pursuant to this Agreement.

          8.11 Multiemployer Plan.  The Sellers have an obligation to contribute
               ------------------
to the Central States Pension Fund. The Parties agree that the sale of assets provided for in this Agreement is intended to qualify under Section 4204 of ERISA with respect to the Central States Pension Fund.

As a result, the Parties agree to the following provisions:

          (a) From and after the Closing Date, the Purchaser shall have an obligation to contribute to the Central States Pension Fund, as a result of the transactions contemplated by this Agreement, for substantially the same number of contribution base units for which the Sellers had an obligation to contribute prior to the Closing Date.

          (b) Prior to the Closing Date, the Purchaser may apply to the Pension Benefit Guaranty Corporation or to the Central States Pension Fund for, and shall use its reasonable best efforts to obtain for the benefit of the Purchaser and the Sellers, an exemption or variance from the requirements of subparagraphs
(B) and (C) of Section 4204(a)(1) of ERISA and a waiver of the bond and escrow requirements of Section 4204(a)(3) of ERISA. The Sellers shall cooperate and join to the extent reasonably necessary in the prosecution of any such application and implementation of any such exemption, variance or waiver. To the extent that before the Closing Date such an exemption, variance or waiver is not granted with respect to the Central States Pension Fund, then the following provisions of this paragraph (b) shall apply (except that the provisions of subparagraph (i) immediately below shall not apply if such a variance is granted prior to the first day of the first plan year of the Central States Pension Fund beginning after the Closing Date):

               (i) The Purchaser shall provide to the Central States Pension Fund, for a period of the five plan years of the Central States Pension Fund commencing with the first plan year of the Central States Pension Fund beginning after the Closing Date, a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, or an amount held in escrow by a bank or a similar financial institution satisfactory to the Central States Pension Fund, in an amount equal to 100% (or 200% in the event that the Central States Pension Fund is in reorganization in the plan year during which the Closing Date occurs) of the greater of (A) the average annual contribution required to have been made by the Sellers with respect to the operations under the Central States Pension Fund for the three plan years of the Central States Pension Fund preceding the plan year in which the Closing Date occurs, or (B) the annual contribution that the Sellers were required to have made with respect to the operations under the Central States Pension Fund for the last plan year of the Central States Pension Fund preceding the plan year in which the Closing Date occurs, which bond or escrow shall be paid to the Central States Pension Fund if the Purchaser withdraws from the Central States Pension Fund, or fails to make a contribution to the Central States Pension Fund when due, at any time during the first five plan years of the Central States Pension Fund beginning after the Closing Date.

               (ii) The Sellers hereby agree that, if the Purchaser withdraws from the Central States Pension Fund in a complete withdrawal or a partial withdrawal with respect to operations during the first five plan years of the Central States Pension Fund beginning after the Closing Date, the Sellers will be secondarily liable to the Central States Pension Fund for any withdrawal liability the Sellers would have incurred to the Central States Pension Fund (but for Section 4204 of ERISA) in the event the liability of the Purchaser with respect to the Central States Pension Fund is not paid.

          (c)  As a result of the application of the provisions of this Section
                                                                        -------
8.11 and Section 4204 of ERISA, it is acknowledged that, in the event the
----
Purchaser withdraws from the Central States Pension Fund in a complete withdrawal or a partial withdrawal, the Purchaser's withdrawal liability to the Central States Pension Fund will be determined, pursuant to Section 4204(b) of ERISA, to the extent applicable.

          (d) In the event that the Purchaser withdraws from the Central States Pension Fund in a complete withdrawal or a partial withdrawal during the first five years of the Central States Pension Fund commencing with the first plan year of the Central States Pension Fund that begins after the Closing Date, the Purchaser shall give notice to the Sellers of any such withdrawal within 14 days following such withdrawal and shall also give notice to the Sellers of any written demand received by the Purchaser from the Central States Pension Fund for payment of any withdrawal liability within 14 days of such receipt. In the event that the Purchaser fails to pay such withdrawal liability to the Central States Pension Fund, the Sellers, in their sole discretion, may pay such withdrawal liability on the behalf of, and as agent for, the Purchaser. Any such payment made on behalf of the Purchaser by the Sellers shall, subject to the provisions of Section 8.01(b)(i)(G), be reimbursed to the Sellers by the
                  ---------------------
Purchaser. Notwithstanding any terms of this Agreement, this provision shall survive the Closing Date.

                                  ARTICLE 9.
                                  DEFINITIONS

          For the purposes of this Agreement, the following terms have the meanings set forth below:

          "ACR Material Adverse Change" means a material adverse change with
           ---------------------------
respect to the business, assets, liabilities, financial condition, operating results, business prospects or labor, customer or supplier relations of ACR, taken as a whole

          "Affiliate" means, in the case of a natural Person, one or more
           ---------
members of a group comprised of such Person and such Person's parents or grandparents, his children or grandchildren, his siblings and any spouse of any of the foregoing. In the case of a corporation or other Person which is not a natural Person, the term "Affiliate" means a Subsidiary or other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes hereof, "control" means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of a Person.

          "Bushman Current Owners" means (i) Wayne Carlisle, Trustee U/A James
           ----------------------
E. Bushman T.A. 5/16/98 and (ii) Wayne Carlisle, Trustee U/A James E. Bushman I.T.A. 11/25/98.

          "Carlisle Current Owners" means (i) James E. Bushman, Trustee U/A
           -----------------------
Wayne Carlisle I.T.A. 6/4/99 and (ii) James E. Bushman, Trustee U/A Wayne Carlisle I.T.A. 11/24/98.

          "CERCLA" means the Comprehensive Environmental Response, Compensation,
           ------
and Liability Act of 1980, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Deduction Amount" means an amount equal to (i) the aggregate amount
           ----------------
of all payments between December 31, 1998 and the Closing Date by any of the Sellers which are not made in the ordinary course of business consistent with past custom and practice plus (ii) the aggregate amount of all payments or
                         ----
charges for the period between December 31, 1998 and the Closing Date related to the items set forth on the "Deductions Schedule" attached hereto plus (iii) the
                            -------------------                  ----
aggregate amount by which capital expenditures by the Sellers between December 31, 1998 and the Closing Date are less than the amounts specified therefor for such period on the Capital Expenditure Schedule attached hereto.
                   ----------------------------

          "Employee Benefit Plan" means (i) any Employee Pension Benefit Plan
           ---------------------
(as defined in Section 3(2) of ERISA), including any Multiemployer Plan (as defined in Section 3(37) of ERISA), (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any other retirement, deferred compensation, severance, fringe benefit, vacation, incentive or bonus plan, program, policy or other arrangement for employees or former employees.

          "Environmental, Health, and Safety Requirements" shall mean all
           ----------------------------------------------
federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 90 days past due, other than retainage under excavation contracts in the ordinary course of business and other than payables related to good faith disputes with vendors), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any distributions payable or loans/advances payable to any related parties or partners as of the Closing, (ix) any other long-term liabilities recorded in accordance with GAAP as of the Closing, including, without limitation, any environmental liabilities or unfunded employee or retiree obligations, (x) $1,622,003 payable to Provident Bank with respect to checks outstanding on the date hereof and (xi) any accrued interest on any of the foregoing.

          "Intellectual Property" means all (i) patents, patent applications and
           ---------------------
patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "knowledge" of the Sellers and the Current Owners means the actual
           ---------
knowledge without investigation of the following persons: Wayne Carlisle, Griffin Carlisle, Bryan Carlisle, Gary Strassel, James Bushman, Robert Carlisle.

          "Liens" means any mortgage, pledge, security interest, covenant,
           -----
easement, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Sellers or any of their Affiliates, any filing or agreement to file a financing statement as debtor under the applicable Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Sellers under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Loss" means, with respect to any Person, any liability, demand,
           ----
claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense (including reasonable legal expenses and costs and including interest and penalties).

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, assets, liabilities, financial condition, operating results, business prospects or labor or customer or supplier relations of the Sellers, taken as a whole.

          "Net Asset Value" means the excess of (i) the sum of the value of the
           ---------------
Acquired Assets plus the fair market value of all marketable securities contained in the accounts identified on the Excluded Assets Schedule over (ii)
                                            ------------------------
the value of the Assumed Liabilities, each as determined in accordance with GAAP, applied on a basis consistent with that used in preparing the Most Recent Fiscal Year End Balance Sheet; provided that for purposes of determining Net
                               --------
Asset Value, Assumed Liabilities shall not include Indebtedness. If any item on (or which should be reflected on) the Closing Balance Sheet is not reflected in accordance with GAAP in effect as of the Closing Date (based upon authoritative accounting pronouncements and literature), Net Asset Value will nonetheless be computed in accordance with GAAP in effect as of the Closing Date. In computing Net Asset Value, all accounting entries (including all liabilities and accruals) will be taken into account regardless of their amount and all known errors and omissions individually in excess of $50,000, and all errors and omissions exceeding $150,000 in the aggregate, will be corrected and all known proper adjustments individually in excess of $50,000, and all proper adjustments exceeding $150,000 in the aggregate, will be made.

          "Net Income Amount" means an amount equal to (i) .15 multiplied by
           -----------------                                   -------------
(ii) the consolidated net income of the Sellers between May 31, 1999 and the day immediately preceding the Closing Date, as determined in accordance with GAAP, applied on a basis consistent with that used in preparing the Latest Balance Sheet.

          "Other Sellers" means the Sellers other than the Parent.
           -------------

          "Permitted Liens" shall mean: (i) statutory liens for current taxes or
           ---------------
other governmental charges with respect to the Sellers' assets not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Sellers and for which appropriate reserves have been established on the Sellers' books and records in accordance with GAAP; (ii) mechanic's, carrier's, worker's, repairer's and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Sellers' business and which in the aggregate do not exceed $50,000; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Owned Real Property and Leased Real Property which are not violated by the current use and operation of the Owned Real Property and Leased Real Property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property and Leased Real Property which do not materially impair the occupancy or use of the Owned Real Property and Leased Real Property for the purposes for which it is currently used in the business of the Sellers.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, the stockholders or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or member or general partner of such limited liability company, partnership, association or other business entity.

          "Target Net Asset Value" means $107,709,313.
           ----------------------

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, foreign withholding, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Amount" means an amount equal to the product of (a) the Parent's
           ----------
and Investment's combined and consolidated taxable income (loss) for the period from January 1, 1999 to the day immediately preceding the Closing Date and (b) 44.22% (which is the combined effective marginal federal and Kentucky state income tax rate) less the aggregate amount of all dividends, distributions and
                 ----
advances made by Parent and Investments to any of their stockholders, the Current Owners or any of their respective Affiliates between January 1, 1999 and the Closing Date. Combined and consolidated taxable income (loss) will be determined based upon current tax statutes and regulations, applied consistently with the Sellers' prior practice, without giving effect to the gain triggered by the transactions contemplated hereby.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "WARN Act" means the Worker Adjustment and Retraining Notification Act
           --------
of 1988, as amended, and any similar state or local regulation or ordinance.

                                  ARTICLE 10.
                                  TERMINATION

          10.1 Termination of the Agreement.  This Agreement may be terminated
               ----------------------------
as provided below:

          (a) The Purchaser and the Current Owner Representative, on behalf of the Sellers, may terminate this Agreement by mutual written consent at any time prior to the Closing.

          (b) The Purchaser may terminate this Agreement by giving written notice to the Current Owner Representative, on behalf of the Sellers and the Current Owners, at any time prior to the Closing, (i) in the event any of the Sellers or the Current Owners has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect or
(ii) if the Closing shall not have occurred on or before June 30, 1999 (the "Expiration Date"), by reason of the failure of any condition precedent under
----------------
Article 2 above.
---------

          (c) The Current Owner Representative, on behalf of the Sellers and the Current Owners, may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect or (ii) if the Closing shall not have occurred on or before the Expiration Date, by reason of the failure of any condition precedent under Article 3 above.
                ---------

          10.2 Limitations; Effect.  Notwithstanding anything in Section 10.01
               -------------------                               -------------
to the contrary, no Party may terminate this Agreement if such Party is in material breach of this Agreement or if the circumstance giving rise to such Party's right to terminate results primarily from a breach by such Party itself or such Party's Affiliates (or, in the case of termination by the Current Owner Representative, on behalf of the Current Owners, breach by any of the Sellers or any of the Current Owners) of any representation, warranty, covenant or agreement contained in this Agreement. If any Party terminates this Agreement pursuant to this Section 10.01, all rights and obligations of the Parties
                 -------------
hereunder and any third party beneficiaries shall terminate and there shall be no liability on the part of any Party to any other Party under this Agreement, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

                                  ARTICLE 11.
                                 MISCELLANEOUS

          11.1 Expenses.  Except as otherwise provided herein, each of the
               --------
Sellers and the Current Owners, on the one hand, and the Purchaser, on the other hand, will bear their own costs and expenses (including, without limitation, all legal, accounting, consulting, investment banking, brokerage and other fees and expenses) (collectively, "Expenses") incurred in connection with this Agreement
                          --------
and the transactions contemplated hereby.

          11.2 Press Release and Announcements.  No Party shall issue any press
               -------------------------------
release or make any public announcement relating to the subject matter of this Agreement or any agreements contemplated hereby (including announcements to customers, suppliers, etc.) prior to the Closing without the prior written approval of the Purchaser and the Current Owner Representative, on behalf of the Sellers and the Current Owners.

          11.3 Further Assurances.  The Sellers, the Current Owners and the
               ------------------
Current Owner Representative, on behalf of the Sellers and the Current Owners, will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. The Purchasers will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Current Owner Representative, on behalf of the Sellers and the Current Owners, may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement.

          11.4 Confidentiality.
               ---------------

          (a) The Confidentiality Letter Agreement from Carlisle Construction Co., Inc. to Bain Capital, Inc. and Anthony Crane Rental, L.P. and the Confidentiality Letter Agreement from Bain Capital, Inc. and Anthony Crane Rental, L.P. to Carlisle Construction Co., Inc. shall both continue to survive in full force and effect.

          (b) Each of the Sellers, the Current Owners, Bryan Carlisle and Robert Carlisle (each, a "Confidentiality Party") shall treat and hold as confidential
                   ---------------------
any information concerning the Businesses that is not already generally available to the public (the "Confidential Information"), refrain from
                              ------------------------
using any of the Confidential Information except in connection with this Agreement and/or employment by the Purchaser, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all original tangible embodiments (and all copies) of the Confidential Information which are in his or its possession or under his or its control. In the event that any Confidentiality Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Confidentiality Party shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section
                                                                 -------
11.04(b). If, in the absence of a protective order or the receipt of a waiver
--------
hereunder, any Confidentiality Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Confidentiality Party may disclose the Confidential Information to the tribunal; provided that such disclosing Confidentiality Party shall use
                 --------
his or its reasonable best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          11.5 Entire Agreement.  This Agreement (including the agreements and
               ----------------
documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

          11.6 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          11.7 Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.8 Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular hours of the recipient (or, if not, on the next succeeding business day) or one business day after being sent by reputable overnight courier service (charges prepaid) to the intended recipient as set forth below:

     If to the Sellers, the Current Owners or the Current Owner Representative:
     -------------------------------------------------------------------------

          Carlisle Construction Co., Inc.
          P.O. Box 308
          Newport, Kentucky 41072
          Attention: Wayne Carlisle and Gary Strassel
          Telecopy:  (606) 422-6201
     or
     --
          Carlisle Construction Co., Inc.
          840 Licking Pike
          Wilder, Kentucky 41076
          Attention: Wayne Carlisle and Gary Strassel
          Telecopy:  (606) 422-6201

     with a copy to:
     --------------
          (which copy shall not constitute notice to the above Parties)

          Frost & Jacobs LLP
          2500 PNC Center
          201 East Fifth Street
          Cincinnati, Ohio 45201
          Attention: Mark Longenecker
          Telecopy:  (513) 651-6981

     If to the Purchaser:
     -------------------

          Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116

          Attention: Robert Gay
                     Paul Edgerley
                     Joseph Pretlow
          Telecopy:  (617) 572-3274

     with a copy to:
     ---------------
          (which copy shall not constitute notice to the Purchasers)

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention: James L. Learner, P.C.
                     E. Paul Quinn
          Telecopy:  (312) 861-2200

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          11.9  Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application to this Agreement of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          11.10 Amendments and Waivers.  No amendment of any provision of this
                ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Current Owner Representative, on behalf of the Sellers and the Current Owners. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          11.11 Construction.  Where specific language is used to clarify by
                ------------
example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Nothing in any Schedule attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity.

          11.12 Remedies.  Except as provided in Section 8.02 above regarding
                --------                         ------------
the requirement of using the arbitration procedures set forth therein for resolving and remedying claims for money damages arising out of the provisions of Article 8 above, each of the Parties shall have
   ---------
and retain all other rights and remedies existing in their favor at law or in equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

          11.13  Binding Agreement; Assignment.  This Agreement and all of the
                 -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers or any Current Owner without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of the Current Owner Representative; provided
                                                                       --------
further that:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser or any of its Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Purchaser or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

          11.14  Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          11.15  Parties in Interest.  Nothing in this Agreement, express or
                 -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          11.16  Guarantee.  ACR hereby guarantees in its entirety the
                 ---------
satisfaction of the obligation of the Purchaser hereunder:

          (a)    to pay to the Sellers the Purchase Price pursuant to Section
                                                                      -------
1.01(e);
-------

          (b)    under the Employment Agreements;

          (c)    under the Lease Agreements; and

          (d) in connection with the Purchaser's indemnification obligations pursuant to Section 8.01(c)(i) above.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement on the date first written above.

               PURCHASER:
               ---------
                              CARLISLE EQUIPMENT GROUP, L.P.

                              By:   Carlisle GP, L.L.C.
                              Its:  General Partner

                              By: ________________________
                              Name:_______________________
                              Its: _______________________


               SELLERS:
               -------
                              CARLISLE CONSTRUCTION CO., INC.

                              By:_________________________
                              Name:_______________________
                              Its:________________________


                              CARLISLE EQUIPMENT, LLC

                              By:_________________________
                              Name:_______________________
                              Its:________________________


                              CARLISLE EXCAVATING, LLC

                              By:_________________________
                              Name:_______________________
                              Its:________________________


                              GREATER CINCINNATI MARINE, LLC

                              By:_________________________
                              Name:_______________________
                              Its:________________________


                              MOREHEAD MARINE, LLC

                              By:_________________________
                              Name:_______________________
                              Its:________________________

           [CONTINUATION OF ASSET PURCHASE AGREEMENT SIGNATURE PAGE]

          CURRENT OWNERS:
          --------------
                              ______________________________
                              James E. Bushman, Trustee
                              U/A Wayne Carlisle  I.T.A. 6/4/99


                              _______________________________
                              James E. Bushman, Trustee
                              U/A Wayne Carlisle  I.T.A. 11/24/98


                              _______________________________
                              Wayne Carlisle, Trustee
                              U/A James E. Bushman T.A. 5/16/98


                              _______________________________
                              Wayne Carlisle, Trustee
                              U/A James E. Bushman I.T.A. 11/25/98


                              _______________________________
                              Wayne Carlisle

ANTHONY CRANE RENTAL, L.P.,
solely for purposes of Sections 11.16 and 1.01(g) hereof

By:________________________
Name:______________________
Its:_______________________

ANTHONY CRANE RENTAL HOLDINGS, L.P.,
solely for purposes of Section 1.01(g) hereof

By:________________________
Name:______________________
Its:_______________________


______________________________________
Robert Carlisle, solely for purposes of  Section 8.03 and 11.04(b)


______________________________________
Bryan Carlisle, solely for purposes of Sections 8.03 and 11.04(b)